UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Airgas, Inc.

(Name of Registrant as Specified In Its Charter)

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Dear Stockholder:

We are pleased to invite you to attend Airgas’ Annual Meeting of Stockholders, which will be held at 11:00 a.m., Eastern Time, on August 14, 2012, at the Independence Seaport Museum, 211 S. Columbus Boulevard, Philadelphia, Pennsylvania. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

The accompanying Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Your attendance at our Annual Meeting is important, regardless of the number of shares you hold.

Stockholders of record at the close of business on June 18, 2012 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote on the Internet, by telephone, or by completing and mailing the enclosed proxy card. Information about each of these voting methods is set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

On behalf of everyone at Airgas, we thank you for your ongoing interest and investment in our company.

Sincerely,

Peter McCausland
Chairman, President and Chief Executive Officer

THIS PROXY STATEMENT AND PROXY CARD ARE

BEING DISTRIBUTED ON OR ABOUT JULY 9, 2012.

AIRGAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 14, 2012

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Airgas, Inc., a Delaware corporation, will be held on August 14, 2012, at 11:00 a.m., Eastern Time, at the Independence Seaport Museum, 211 S. Columbus Boulevard, Philadelphia, Pennsylvania, for considering and acting upon the following proposals:

1. Election of four directors of Airgas.

2. Approval of the Second Amended and Restated 2006 Equity Incentive Plan.

3. Ratification of the selection of KPMG LLP as Airgas’ independent registered public accounting firm for the fiscal year ending March 31, 2013.

4. Advisory vote to approve Airgas’ executive compensation.

5. A stockholder proposal regarding our classified Board of Directors, if properly presented at the Annual Meeting.

6. Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on June 18, 2012 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Our 2012 Annual Report, which is not part of the proxy solicitation materials, is enclosed.

All stockholders of record as of the close of business on June 18, 2012 are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, we urge you to review these materials carefully and to vote by Internet, telephone or by submitting your proxy card as promptly as possible.

By Order of the Board of Directors,

Robert H. Young, Jr.
Senior Vice President, General Counsel and Secretary

Radnor, Pennsylvania

July 9, 2012

(i)

(ii)

AIRGAS, INC.

Radnor Court

259 North Radnor-Chester Road, Suite 100

Radnor, Pennsylvania 19087-5283

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of Airgas, Inc. for use at the Annual Meeting of Stockholders to be held on August 14, 2012.

Stockholders of record at the close of business on June 18, 2012 will be entitled to vote at the Annual Meeting. At the close of business on June 18, 2012, 76,948,611 shares of our $0.01 par value common stock were outstanding and entitled to vote. Stockholders are entitled to one vote for each share of common stock held.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 14, 2012

Each of the Notice of Annual Meeting, this proxy statement and our Annual Report for the fiscal year ended March 31, 2012 is available at https://www.proxyvote.com.

Rules adopted by the Securities and Exchange Commission, or SEC, allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of the notice and access distribution option. If, in the future, we choose to send such notices, they will contain instructions on how stockholders can access our notice of meeting and proxy statement via the Internet. It will also contain instructions on how stockholders can request to receive their materials electronically or in printed form on a one-time or ongoing basis.

ANNUAL MEETING PROCEDURES

Annual Meeting Admission

Only Airgas stockholders may attend the Annual Meeting. Proof of ownership of Airgas common stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting in person, you must bring a brokerage statement or other proof of ownership to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Voting Procedures

Registered Stockholders

Registered stockholders (stockholders who own our shares in their own names on the books of our transfer agent) may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Telephone. You may submit a proxy by telephone (from the U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call.

•	By Internet. You may submit a proxy electronically on the Internet by following the easy instructions provided on your proxy card.

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the business reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street-name Stockholders

Street-name stockholders (stockholders who own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Telephone or by Internet, as indicated on your Voting Instruction Form. Please refer to your Voting Instruction Form or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy electronically on the Internet or by telephone, following the instructions on the Voting Instruction Form or other information provided by the record holder.

•	By Mail. You may indicate your vote by completing, signing and dating your Voting Instruction Form and returning it in the business reply envelope.

•

In Person with a Proxy from the Record Holder. A street-name stockholder who wishes to vote in person at the Annual Meeting will need to obtain a legal proxy from its bank, broker or other holder of record. Please consult the Voting Instruction Form or other information sent to you by your bank, broker or other holder of record to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Revoking Your Vote

If you are a registered stockholder, you may revoke your vote at any time before your shares are voted at the Annual Meeting by:

•	timely submitting a proxy with new voting instructions using the Internet or telephone voting system;

•	timely delivery of a valid, later-dated executed proxy card;

•	voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or

•	timely filing an instrument of revocation received by the Secretary of Airgas, Inc. at 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record in accordance with that entity’s procedures.

Vote Required for Approval

The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. As described in more detail below, abstentions are not counted as shares voted in favor of a proposal but are counted as shares voted and therefore have the effect of a vote against Proposals 2, 3, 4 and 5. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares at their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange, or NYSE. In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a “broker non-vote.” Brokers generally have discretion to vote on routine matters, such as the ratification of independent registered public accounting firms, but do not have discretion to vote on non-routine matters, such as the election of directors or stockholder proposals.

Following are the votes required to approve each matter to be considered by the stockholders at the Annual Meeting:

Proposal 1. Election of Directors. In the election of directors, every stockholder has the right to vote each share of stock owned by such stockholder on the record date for as many persons as there are directors to be elected. Cumulative voting is not permitted. To be elected, a director-nominee must receive a plurality of the votes cast at the meeting. Only votes cast FOR a nominee will be counted. Shares of common stock of stockholders abstaining from voting but otherwise present at the meeting in person or by proxy, votes withheld and broker non-votes will not be counted as votes cast for such purposes and therefore will have no effect on the results of the election. The Board unanimously recommends that you vote FOR each of the four nominees for director.

Proposal 2. Approval of Second Amended and Restated 2006 Equity Incentive Plan. The affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy at the Annual Meeting, is required for approval. Abstentions will have the same effect as a vote against this proposal and broker non-votes, if any, will have no effect on the results of this vote. The Board unanimously recommends that you vote FOR the Second Amended and Restated 2006 Equity Incentive Plan.

Proposal 3. Ratification of Selection of KPMG LLP. The affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy at the Annual Meeting, is required to approve the ratification of our selection of KPMG LLP. Abstentions will have the same effect as a vote against this proposal. The Board unanimously recommends that you vote FOR KPMG LLP as Airgas’ independent registered public accounting firm.

Proposal 4. Advisory Vote to Approve Executive Compensation. The affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy at the Annual Meeting, is required for approval. Abstentions will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the results. The Board unanimously recommends that you vote FOR approval of Airgas’ Executive Compensation.

Proposal 5. Stockholder Proposal to Declassify the Board of Directors. The affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy at the

Annual Meeting, is required for approval. Abstentions will have the same effect as a vote against this proposal and broker non-votes, if any, will have no effect on the results of this vote. The Board unanimously recommends that you vote AGAINST the stockholder proposal to declassify our Board.

Under the NYSE rules, brokers may not vote shares on Proposals 1, 2, 4 or 5 absent instructions from the stockholders. Brokers are not precluded from voting on Proposal 3, and, therefore, there will be no broker non-votes on that proposal.

Proxy Solicitation

The cost of proxy solicitation, including the cost of preparing, assembling, printing, mailing and distributing these proxy materials, will be paid by Airgas. Airgas will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other solicitation materials to beneficial owners of Airgas common stock. Some of our directors, officers and other employees may solicit proxies without extra compensation by mail and, if found to be necessary, by telephone and personal interviews. Airgas has also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a fee of $25,000 plus expenses.

Householding of Annual Meeting Materials

If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you only one copy of our annual report and proxy materials. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy materials to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Airgas, Inc., Investor Relations, 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, telephone 610-687-5253. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our proxy materials, we will send a copy to you if you address your written request to or call the Secretary of Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, telephone number 610-687-5253. If you are receiving multiple copies of our proxy materials, you can request householding by contacting the Secretary in the same manner.

GOVERNANCE OF THE COMPANY

Corporate Governance Commitment

Our Board believes strongly that good corporate governance accompanies and greatly aids our long-term business success. This success has been the direct result of our key business strategies and our highest business standards. The Airgas Board strongly supports these key strategies, advising on design and implementation, and seeing that they guide our operations. To accomplish our strategic goals, we have, consistently over many years, developed and followed a program of corporate governance. The Board has adopted a set of Corporate Governance Guidelines that address the make-up and functioning of the Board. Our Governance and Compensation Committee is responsible for reviewing and reassessing the Guidelines on an annual basis and making recommendations to the Board concerning changes to the Guidelines. The Guidelines are published on our website at www.airgas.com and are available in print to any stockholder who requests them from our Secretary.

Board Leadership Structure

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of Airgas to make that determination based on the position and direction of Airgas and the membership of the Board. At this time, the Chief Executive Officer is serving as the Chairman. On May 3, 2012, the Board announced the transition of Peter McCausland from Chairman, President and Chief Executive Officer to Executive Chairman and the transition of Michael Molinini from Executive Vice President and Chief Operating Officer to President and Chief Executive Officer effective immediately following the Annual Meeting. Mr. Molinini was also elected to the Board of Directors. The Board believes that Airgas will continue to benefit from Mr. McCausland’s experience and expertise in the industrial gas industry while Mr. Molinini’s role in implementing Airgas’ strategic vision for the future will be expanded through his roles as President and Chief Executive Officer and as a director. In his role as Executive Chairman, Mr. McCausland will continue to play an important role in Airgas’ strategic direction. We believe that Mr. McCausland will serve as a bridge between management and the Board, fostering the execution of Airgas’ growth strategies.

In accordance with our Corporate Governance Guidelines, if our Chairman of the Board does not qualify as a non-management director, our Board selects a non-management director to preside over non-management executive sessions of the Board. Mr. van Roden, a non-management director, is currently serving as Presiding Director and presides over non-management executive sessions of the Board. In addition, stockholders and other parties interested in communicating with the Board may communicate with the Chairman of the Board, or, if the Chairman does not qualify as a non-management director, the Presiding Director. See “Executive Sessions and Stockholder Communications with the Board” below, for information on how to submit such communications.

Board Role in Risk Oversight

Our Board of Directors and its various committees play an active role in risk oversight. The Board of Directors, with the assistance of outside counsel, has performed a thorough analysis of the material risks facing Airgas, identified the senior managers responsible for the programs and procedures that have been implemented to address those risks, and identified the committees primarily responsible for the Board-level oversight of those programs and procedures. The Board has conducted a detailed review of our overall risk management program.

In addition to its annual review of risk management programs and procedures, the Board receives a report at each regularly scheduled meeting from our Chief Executive Officer, who discusses material business developments, including those impacting our risk profile, and from our Chief Operating Officer who reviews our continuing safety initiatives, reports on any material accidents and discusses the results of internal compliance audits and any regulatory agency inspections. On an annual basis, the Director of our safety department provides a full report on safety and regulatory compliance matters.

Prior to any material business acquisition being approved, the Senior Vice President–Corporate Development provides the Board with a written analysis of the proposed transaction, discusses it with the Board and answers any questions the individual directors may have. The Board also receives an annual report from our General Counsel that addresses material litigation and any compliance issues. The Board regularly receives reports on, and discusses, areas of risk overseen by the Audit Committee, the Finance Committee and the Governance and Compensation Committee and on an annual basis has a thorough discussion with management on the topic of profitability opportunities and threats. This discussion includes a broad range of topics such as general economic conditions, product sourcing and information technology.

Our Audit Committee meets regularly with, among others, our Chief Financial Officer, our Controller and our Director of Internal Audit, as well as representatives of our independent registered public accounting firm, and reports a summary of its meetings to the full Board. The Audit Committee’s responsibilities include assuring that proper policies and procedures are in place to address risks associated with financial reporting, internal control over financial reporting, SEC and other regulatory compliance and taxes. Our Associate General Counsel discusses any open environmental issues with the committee on a quarterly basis, and, on an annual basis, our General Counsel describes material pending litigation and provides a detailed analysis of Airgas’ compliance with applicable laws and regulations.

Risks associated with compensation practices are analyzed by our Senior Vice President-Human Resources, who in turn discusses the results of his analysis with the Governance and Compensation Committee. Additionally, the Governance and Compensation Committee and the Audit Committee monitor risks associated with Airgas’ succession planning.

The Finance Committee is charged with reviewing, approving and monitoring risks related to, insurance programs, capital structure, liquidity, financing plans, hedging transactions and currency matters. The committee regularly meets with our Chief Financial Officer and our Treasurer and reports on the results of its activities to the full Board.

Reflecting our founder’s training as an attorney, Airgas has always had a conservative approach to risk and places its greatest emphasis on the safety of its associates and returning long-term, sustainable value to its stockholders. Our directors, all of whom are independent with the exception of our Executive Vice President and Chief Operating Officer and our Chief Executive Officer, share senior management’s conservative approach to risk and are actively involved in assuring that Airgas’ policies and procedures satisfy the goal of identifying, understanding, reporting on and mitigating risk while not stifling innovation and the entrepreneurial spirit that have contributed to Airgas’ success. The Airgas Board is proud of the fact that Airgas has never had to restate its earnings.

Board Independence and Expertise

Board and Committee Independence

The Board of Directors is composed of nine independent outside directors, the Chief Executive Officer, who we sometimes refer to in this proxy statement as the CEO, and the Executive Vice President and Chief Operating Officer. The committees of the Board are entirely composed of independent outside directors, with the exception of the Executive Committee, of which our CEO is a member.

The Board of Directors has determined that the following directors, comprising all of the directors other than the Chief Executive Officer and the Executive Vice President and Chief Operating Officer, are “independent” under the listing standards of the NYSE: John P. Clancey; James W. Hovey; Robert L. Lumpkins; Ted B. Miller, Jr.; Paula A. Sneed; David M. Stout; Lee M. Thomas; John C. van Roden, Jr.; and Ellen C. Wolf. In order to assist the Board in making this determination, the Board has adopted “Director Independence Standards,” which are attached to this proxy statement as Appendix A. These standards identify material relationships that a director may have with Airgas that might interfere with the director’s ability to exercise independent judgment. Each of the directors identified above meets the standards set forth in the Director Independence Standards.

In the course of determining the independence of each outside director, the Board considered all transactions, relationships and arrangements, as required by our Director Independence Standards. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for:

•

director Thomas, the amount of annual sales to, and purchases from, Airgas of goods and services by Rayonier, Inc., the company where he served as chairman and chief executive officer, and determined that neither the amount of sales to, nor purchases from, Airgas by Rayonier in any of the past three fiscal years was greater than 2% of Rayonier’s respective consolidated gross revenues;

•

director Wolf, the amount of annual sales to, and purchases from, Airgas of goods and services by American Water Works Company, Inc., the company where she serves as senior vice president and chief financial officer, and determined that neither the amount of sales to, nor purchases from, Airgas by American Water in any of the past three fiscal years was greater than 2% of American Water’s consolidated gross revenues.

Board Membership Criteria

To fulfill its responsibility to screen, select and recommend to the full Board nominees for election as directors, the Governance and Compensation Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. Airgas believes that our directors should possess the highest personal and professional ethics, integrity and values, and possess a range of talent, skill, diversity and expertise enabling them to provide sound guidance with respect to our operations and interests. The evaluation of director nominees by the Committee also takes into account diversity of age and background.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of our strategy and operations. The directors’ experiences, qualifications and skills that the Committee and the Board considered in their re-nomination are included in their individual biographies.

We believe that directors with experience in significant leadership positions, especially CEO and CFO positions, generally possess strong leadership qualities. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, leadership development and acquisitions. Our directors also have experience serving on boards of directors and committees of other public companies.

Our Board and Governance and Compensation Committee also believe that each of our nominees and current directors has other attributes that are important to an effective board, such as: integrity and high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and a demonstrated commitment to devote significant time and energy to service on the Board and its committees.

Airgas does not have a formal policy with regard to diversity in identifying director nominees, but the Governance and Compensation Committee and the Board strive to nominate directors with a variety of complementary skills and attributes so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business. The current composition of the Board reflects the Governance and Compensation Committee’s and Board’s success in accomplishing this goal.

Audit Committee and Governance and Compensation Committee Independence

The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee meets the independence requirements of the SEC and the NYSE. The Audit Committee regularly holds separate executive sessions with (1) Airgas’ independent registered public accounting firm, without management present, (2) our Chief Financial Officer, who we sometimes refer to in this proxy statement as our CFO, and (3) our Director of Internal Audit. The Board has also determined that each of the members of the Governance and Compensation Committee satisfies the independence requirements of the NYSE.

Director Nomination Process

The Governance and Compensation Committee reviews possible candidates for the Board of Directors and recommends the nominees for director to the Board of Directors for approval. The Board of Directors has adopted criteria for the selection of nominees to the Board, which are generally included in our Corporate Governance Guidelines, and are described above. These criteria describe specific traits, abilities and experience that the Governance and Compensation Committee and the Board look for in selecting candidates for election to the Board. The Governance and Compensation Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. These suggestions, together with a complete description of the nominee’s qualifications, experience and background, and a statement signed by the nominee in which he or she consents to such nomination and which includes the name of the stockholder making the suggestion and evidence of that person’s ownership of Airgas stock, including the number of shares held and the length of time of ownership, should be submitted to the Secretary of Airgas at 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087-5283 not less than 120 days prior to the anniversary date of the most recent annual meeting of stockholders, or if the meeting has been changed by more than 30 days from the date of the previous year’s meeting, not less than 60 days before the date of the meeting. Possible candidates who have been suggested by stockholders are evaluated by the Governance and Compensation Committee in the same manner as are other possible candidates.

In addition to making suggestions to the Governance and Compensation Committee for the selection of nominees as described above, under our By-Laws, stockholders are also entitled to nominate persons for election as directors if, among other things, written notice has been given, in the case of an annual meeting, not earlier than 120 days and not later than 90 days prior to the anniversary of the preceding year’s annual meeting. The notice must set forth information about the proposed nominee and the consent of the nominee, among other things.

Charters and Code of Ethics and Business Conduct

In addition to the Corporate Governance Guidelines, we maintain the following to support our corporate governance policies:

Charters for Board Committees

The Governance and Compensation Committee, the Finance Committee and the Audit Committee use charters adopted by the Board that, where applicable, set forth the authority and responsibilities of the committees under the corporate governance rules of the SEC and the NYSE.

Code of Ethics and Business Conduct

Airgas’ Code of Ethics and Business Conduct ensures that our business is conducted in a consistently legal and ethical manner. Our General Counsel oversees compliance with the Code of Ethics and Business Conduct. Airgas’ Code of Ethics and Business Conduct is available on our website at www.airgas.com and is available in print to any stockholder who requests it from our Secretary. All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to comply with the Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct covers all areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, corporate opportunities, use of company assets and reporting illegal or unethical behavior. The Code of Ethics and Business Conduct describes our procedures to receive, retain and address complaints regarding accounting, internal controls and auditing matters, and other illegal or unethical behavior.

Directors are Stockholders

Meaningful Director Stock Ownership

Board members are expected to develop a meaningful ownership position in Airgas stock. For more information on director stock ownership requirements, please see “Compensation of Directors” beginning on page 20 of this proxy statement. Board members receive stock options each year as a significant component of their overall compensation.

Direct Access to Management and Independent Advisors

Airgas provides directors with complete access to management. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand, irrespective of seniority, which allows dialogue to develop between directors and management. The Board and each of the Audit Committee and the Governance and Compensation Committee have the right to consult with and retain independent legal and other advisors at Airgas’ expense.

Ensuring Management Accountability

Performance-Based Compensation

We have linked the pay of associates in management and executive level positions to company performance. As described in greater detail under “Compensation Discussion and Analysis” included in this proxy statement, the Governance and Compensation Committee adheres to this pay for performance philosophy, and stock-based incentives constitute a significant component of senior management’s overall compensation.

Executive Chairman and CEO Evaluation Process

The non-management members of the Board conduct an annual evaluation of the CEO’s performance and compensation. The CEO is evaluated against goals set each year, including both objective measures and subjective criteria consistent with, and in furtherance of, Airgas’ strategic goals and initiatives. As part of the overall evaluation process, the Board meets informally with the CEO to give and seek feedback on a regular basis. The non-management members of the Board meet in executive sessions to review the CEO’s performance. Following the leadership transition after the Annual Meeting, the Board will also conduct an annual evaluation of the Executive Chairman’s performance.

Functioning of the Board

Directorship Limits

To devote sufficient time to properly discharge their duties, no director may serve on more than three other boards of directors of public companies. Recognizing the value of continuity of directors who have experience with Airgas, there are no limits on the number of terms for which a director may hold office. Directors are required to resign from the Board Directors by the date of the first Annual Meeting after his or her 72nd birthday unless, as of that Annual Meeting, the director has only one year remaining in his or her term, in which case the director is not required to resign from the Board until the date of the second Annual Meeting after his or her 72nd birthday.

Attendance at Board and Stockholder Meetings

Directors are expected to attend all meetings of the Board and committees on which they serve and annual stockholder meetings. Each director attended at least 90 percent of the meetings of the Board and the committees on which he or she served during the 2012 fiscal year. Due to a major storm on the East Coast on the day of the last Annual Meeting, only three of the then current directors, who reside in the local area, were able to attend the meeting.

Executive Sessions and Stockholder Communications with the Board

The Board holds at least two executive sessions each year where non-management directors meet without management participation. In the event that one or more of the non-management directors were not to qualify as independent directors, the Board would also hold at least one meeting each year of the independent directors. Interested persons may communicate directly and confidentially with the non-management directors by writing to the Presiding Director (to the Chairman of the Board, if the Chairman qualifies as a non-management director), Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087-5283.

Assessing the Board’s Performance

Board Evaluation Process

The Board of Directors conducts an annual evaluation of itself and its committees. The directors first evaluate overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, corporate governance, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and discusses what, if any, action should be taken to improve its performance.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our By-Laws provide that our Board of Directors designates the number of directors constituting the Board of Directors, and that there should be at least seven and no more than 13 members. Currently, that number has been fixed by the Board of Directors at 11. The Board of Directors consists of three classes, with directors of one class elected each year, for terms extending to the annual meeting of stockholders held in the third year following the year of their election.

Four directors are to be elected to hold office until the 2015 Annual Meeting. The proxy holders will cast votes on the proxy cards received by them, unless otherwise specified, FOR the election of Mr. Hovey, Mr. Molinini, Ms. Sneed and Mr. Stout.

The names and biographical summaries of the four persons who have been nominated to stand for election at the 2012 Annual Meeting and the remaining directors whose terms are continuing until the 2013 and 2014 Annual Meetings appear below. James W. Hovey, Michael L. Molinini, Paula A. Sneed and David M. Stout have been nominated to serve as directors for terms expiring at the 2015 Annual Meeting. In connection with the transition of Mr. Molinini to President and Chief Executive Officer immediately following the Annual Meeting, on May 1, 2012, the Board expanded the Board of Directors in accordance with our By-Laws to 11 members and elected Mr. Molinini to the Board, effective immediately. John P. Clancey, Robert L. Lumpkins and Ted B. Miller, Jr. were elected by the stockholders at the 2010 Annual Meeting and their terms continue until the 2013 Annual Meeting. Peter McCausland, Lee M. Thomas, John C. van Roden, Jr. and Ellen C. Wolf were elected by the stockholders at the 2011 Annual Meeting and their terms continue until the 2014 Annual Meeting.

All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee recommended by the Governance and Compensation Committee to the Board of Directors and selected by the Board.

The Board of Directors unanimously recommends that you vote FOR the election of Mr. Hovey, Mr. Molinini, Ms. Sneed and Mr. Stout.

Set forth below is certain information regarding the four nominees for election at the Annual Meeting and the remaining seven directors whose terms are continuing.

Nominees for Election for Terms Expiring at the 2015 Annual Meeting:

James W. Hovey	Mr. Hovey, age 66, is President of The Fox Companies, a diversified real estate development firm, which he joined in 1972, where he has been responsible for the development of numerous housing units and office buildings, and of a sports arena. Mr. Hovey also serves as a member of the Board of Trustees of Eisenhower Fellowships, Inc. and a director of the Philadelphia Orchestra and the Academy of Music of Philadelphia. Mr. Hovey has been an Airgas director since 1999.

Mr. Hovey brings senior-level management experience to the Board through his 40-year career as an executive of a real estate development firm. Mr. Hovey’s experience enables him to provide insight and guidance on real estate and finance matters facing the company. Mr. Hovey also brings to the Board his leadership skills from his extensive non-profit experience.

Michael L. Molinini	Mr. Molinini, age 61, has been Executive Vice President and Chief Operating Officer of Airgas since January 2005. Prior to that time, Mr. Molinini served as Senior Vice President - Hardgoods Operations from August 1999 to January 2005 and as Vice President - Airgas Direct Industrial from April 1997 to July 1999. Prior to joining Airgas, Mr. Molinini served as Vice President of Marketing for National Welders Supply Company, Inc. from 1991 to 1997. Effective immediately following the Annual Meeting, Mr. Molinini will transition from Executive Vice President and Chief Operating Officer to President and Chief Executive Officer. In connection with the leadership transition, the Board elected Mr. Molinini a director on May 1, 2012.

Paula A. Sneed	Ms. Sneed, age 64, is the Chairman and Chief Executive Officer of Phelps Prescott Group, LLC, a strategy and management consulting firm. She served as Executive Vice President of Global Marketing Resources and Initiatives for Kraft Foods, Inc. from June 2005 until her retirement in December 2006. She was responsible for leading Kraft’s approximately 700-person Global Marketing Services organization (advertising, media, promotions, marketing research, packaging, digital and interactive marketing, CRM and other marketing disciplines) serving more than 100 major food brands. Ms. Sneed joined General Foods Corporation (which later merged with Kraft Foods, Inc.) in 1977, and served in various executive positions since 1986. She also serves as a trustee of Simmons College and Teach for America and is a member of the Visiting Committee of the Harvard Business School. Ms. Sneed is also a member of the board of directors of The Charles Schwab Corporation and TE Connectivity Ltd. Ms. Sneed has been an Airgas director since 1999.

Ms. Sneed has a broad range of leadership experience in general management and functional management roles from her tenure at General Foods and Kraft Foods, where, among other things, she led several business divisions and company-wide functions. Ms. Sneed brings valuable marketing and global management skills and extensive leadership experience to the Board. She also provides our Board with useful insights on best governance practices from her service on other public company boards of directors and on audit, finance and compensation committees of for-profit and non-profit organizations.

David M. Stout

Mr. Stout, age 58, served as President, Pharmaceuticals, GlaxoSmithKline, with responsibility for global pharmaceutical operations, from January 2003 to February 2008. Prior to that, he served as President, U.S. Pharmaceuticals from 1999 to January 2003. He served as Senior Vice President and Director, Sales and Marketing-U.S., for SmithKline Beecham from October 1996 until 1998. Mr. Stout was President of Schering Laboratories, a division of Schering-Plough Corporation, from 1994 until 1996. He held various executive and sales and marketing positions with Schering-Plough from 1979, when he joined the company, until 1994. Mr. Stout is also a member of the board of directors of NanoBio Corporation, a privately-held company, Allos Therapeutics, Inc., Jabil Circuit, Inc. and Shire plc. Mr. Stout has been an Airgas director since 1999.

With over 19 years of senior management experience in the pharmaceutical industry, Mr. Stout brings to our Board valuable business, manufacturing, research and development, and global operations experience. In his roles, Mr. Stout gained valuable experience dealing with governments, distributors and suppliers and the complexities related to operating in a regulated industry. His service on boards of directors and committees of other public companies has given him valuable insight on best practices in the corporate governance and compensation areas.

The Board of Directors recommends that you vote FOR the election to the Airgas Board of each of the foregoing nominees.

Directors Serving for Terms Expiring at the 2013 Annual Meeting

John P. Clancey	John P. Clancey, age 67, served as Chairman of Maersk Inc. and Maersk Line Limited, a division of the A.P. Moller-Maersk Group, from 1999 to January 2010. Maersk is one of the world’s largest shipping companies. Since January 2010, Mr. Clancey has been a Principal and founder of Hospitality Logistics, International, a furniture, fixtures and equipment logistics services provider serving customers in the hotel industry. Since July 2010, Mr. Clancey has been Chairman and a member of the Board of Directors of Livingston International Inc., a major international customs house and freight forwarding company, and an advisor to Sterling Partners, a private equity firm and since January 1, 2011, he has served on the Infrastructure Advisory Committee of Brookfield Asset Management, a global asset management company. Mr. Clancey has been an Airgas director since 2010.

Mr. Clancey brings to our Board more than 22 years of experience as both chief executive officer and chairman of international businesses, and 16 years of experience serving on the boards of large public companies in a range of industries. Mr. Clancey’s board experience includes his service as a member of the board of directors of UST Inc. from 1997 to 2009, and as a member of the board of directors of Foster Wheeler AG from 2000 to 2005. In addition, Mr. Clancey served as a member of the board of directors of AT&T Capital from 1993 to 1998, when the company was sold to Nomura Securities.

Robert L. Lumpkins

Mr. Lumpkins, age 68, has served as Chairman of the Board of Directors of The Mosaic Company, a producer and marketer of crop and animal nutrition products and services, since the creation of the company in October 2004. He has also been a member of the board of directors of Ecolab Inc., a cleaning and sanitation products and services provider, since 1999, and was Chairman of the Board of

Directors of Black River Asset Management LLC, a privately-owned fixed income-oriented asset management company, from 2006 until June 2010. Mr. Lumpkins has been an Airgas director since 2010.

Mr. Lumpkins brings to the Board his more than 40 years of operational, management, financial and governance experience from a variety of positions in major international corporations and from service on public company boards in a wide range of industries. In his roles at Cargill Inc., a commodity trading and processing company, including as Vice Chairman from 1995 until his retirement in 2006 and in various financial and management positions, including Chief Financial Officer, from the time he joined Cargill in 1968, Mr. Lumpkins’ gained broad financial expertise, providing him with a deep understanding of financial matters, which enables him to serve on our Audit Committee and as an audit committee financial expert.

Ted B. Miller, Jr.	Mr. Miller, age 60, has been the President of 4M Investments, LLC, an international private investment company, since 2001. He is also the founder, Chairman and majority shareholder of Intercomp Technologies, LLC, dba Intercomp Global Services, a privately-held business process outsourcing company founded in 1994; and founder, Chairman and majority shareholder of Visual Intelligence, a privately held imaging technologies company founded in 2001. Mr. Miller has been an Airgas director since 2010.

Mr. Miller brings to our Board extensive executive, financial and governance experience as a significant shareholder, executive officer and director of both start-up companies and large public companies. His extensive business and leadership experience includes his positions as the founder, Chairman and majority shareholder, from 2003 to 2011, of M7 Aerospace, LP, a privately held aerospace service, manufacturing and technology company, which was sold to Elbit Systems of America, a wholly-owned subsidiary of Elbit Systems Ltd. (NASDAQ and TASE:ESLT), in December 2010, and his positions, from 1996 to 2002, as the Chairman and Chief Executive Officer of Crown Castle International Corp. (NYSE:CCI), a global wireless communications infrastructure company he founded in 1995. In addition, Mr. Miller served as a member of the board of directors of Affiliated Computer Services, Inc., a global business process outsourcing company employing over 70,000 employees, from November 2008 until the acquisition of the company by Xerox Corporation (NYSE:XRX) in February 2010.

Directors Serving for Terms Expiring at the 2014 Annual Meeting

Peter McCausland

Mr. McCausland, age 62, has been an Airgas director from June 1986 until September 15, 2010 and from September 23, 2010 to the present and has served as Chairman of the Board from 1987 to September 15, 2010 and from August 29, 2011 to the present. Mr. McCausland has also served as the Chief Executive Officer of Airgas since May 1987 and President of Airgas from June 1986 to August 1988, from April 1993 to November 1995, from April 1997 to January 1999 and from January 2005 to the present. Effective immediately following the Annual Meeting, Mr. McCausland will transition from Chairman,

President and Chief Executive Officer to Executive Chairman. Mr. McCausland serves as a director of the Fox Chase Cancer Center, the Independence Seaport Museum and The Philadelphia Orchestra. Mr. McCausland also serves on the Board of Visitors of the Boston University School of Law and the College of Arts and Sciences of the University of South Carolina.

Mr. McCausland brings to the Board leadership, and extensive business, operating, acquisition, finance, business strategy development and policy experience, and tremendous knowledge of our company and the industrial gas industry. In addition, Mr. McCausland brings his strategic vision for Airgas to the Board. His service as a director and the CEO of Airgas since 1987 has contributed to the effectiveness of the Board and creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business. Furthermore, Mr. McCausland provides Airgas with effective leadership.

Lee M. Thomas	Mr. Thomas, age 68, served as Chief Executive Officer of Rayonier, Inc. from March 2007 until December 31, 2011 and as Chairman of the Board of Rayonier from July 2007 until May 17, 2012. He also served as President of Rayonier from March 2007 until October 2010. Previously, he served as President of Georgia-Pacific Corporation, beginning in September 2002, and as President and Chief Operating Officer, beginning in March 2003, until his retirement in December 2005. Mr. Thomas held these and other senior executive positions within Georgia-Pacific Corporation since 1993. Prior to that, he was Chairman and Chief Executive Officer of Law Companies Environmental Group Inc. and has held numerous federal and state government positions, including positions with the U.S. Environmental Protection Agency, the Federal Emergency Management Agency and the Office of the Governor of South Carolina. Mr. Thomas is a director of Regal Entertainment Group and DuPont Corporation. Mr. Thomas has served as an Airgas director since 1998.

Mr. Thomas brings to our Board an extensive knowledge of the environmental regulatory process from his senior positions in industry and government. His tenure at Rayonier and Georgia-Pacific and as Administrator of the U.S. Environmental Protection Agency and Deputy Director of the Federal Emergency Management Agency provide valuable business, leadership and management experience, including expertise on governmental relations in environmental regulatory areas.

John C. van Roden, Jr.

Mr. van Roden, age 63, served as Executive Vice President and Chief Financial Officer of P.H. Glatfelter Company, a diversified global manufacturer of specialty papers and engineered products, from 2003 to 2006. Prior to that, he served as Senior Vice President and Chief Financial Officer for Conectiv from 1998 to 2003, and as the Senior Vice President and Chief Financial Officer of Lukens Inc. from 1982 to 1998. Mr. van Roden also serves on the boards of H.B. Fuller

Company, Horsehead Holding Corp. and Penn Virginia Resource Partners, L.P. Mr. van Roden has served as an Airgas director since October 2006.

Mr. van Roden brings to the Board over 20 years of experience in strategic and financial management from his senior leadership positions at P.H. Glatfelter, Conectiv and Lukens, where he served in significant financial leadership positions. From his extensive experience as a financial executive, Mr. van Roden provides leadership in the financial area and serves as the Chairman of our Audit Committee and as an audit committee financial expert.

Ellen C. Wolf	Ms. Wolf, age 58, has been Senior Vice President and Chief Financial Officer of American Water Works Company, Inc., the largest investor-owned U.S. water and wastewater company, since 2006. Previously, she served as Senior Vice President and Chief Financial Officer of USEC, Inc. beginning in December 2003 and as Vice President and Chief Financial Officer of American Water from 1999 to 2003. Prior to that, Ms. Wolf held various positions with increasing responsibility in corporate accounting, finance and business development since beginning her career in 1979. She also serves on the board of the Philadelphia Zoo and a privately-held company. Ms. Wolf has been an Airgas director since 2008.

Ms. Wolf brings to the Board her strong financial, corporate accounting, business development and leadership experience through her corporate senior executive positions and her previous service on the audit committee of another public company and her current service on the audit committee of a privately-held company. Ms. Wolf’s financial expertise provides her with a deep understanding of our financial statements, corporate finance matters and accounting issues, and enables her to serve on our Audit Committee as an audit committee financial expert.

Board of Directors and Committees

The Board of Directors held eight meetings during the fiscal year ended March 31, 2012. Each director attended at least 90% of the Board and committee meetings that he or she was scheduled to attend during the 2012 fiscal year.

The standing committees of the Board of Directors are an Executive Committee, a Governance and Compensation Committee, an Audit Committee and a Finance Committee. During the fiscal year ended March 31, 2012, the Executive Committee held one meeting, the Governance and Compensation Committee held five meetings, the Audit Committee held eight meetings and the Finance Committee held four meetings.

Executive Committee

The members of the Executive Committee are Peter McCausland, David M. Stout, Lee M. Thomas and John C. van Roden, Jr. As authorized by Delaware law and our By-Laws, the Executive Committee may exercise all of the powers of our Board of Directors when the Board is not in session, except that it may not elect directors or appoint officers, amend the By-Laws, declare dividends, appoint members of the Executive Committee, approve the acquisition of substantially all the assets or capital stock of a corporation or business entity that has annual sales in excess of 20% of the annual sales of Airgas or take any other action that may only be taken by the Board of Directors.

Governance and Compensation Committee

The members of the Governance and Compensation Committee are James W. Hovey, Paula A. Sneed, David M. Stout and Lee M. Thomas. Each member of the Committee is independent from Airgas and its management. The Committee’s primary responsibilities under the terms of its charter include:

•	establishing qualifications for Board membership;

•	interviewing and recommending candidates to fill new positions on the Board;

•	reviewing candidates recommended by stockholders for positions on the Board;

•

developing and recommending to our Board of Directors a Code of Ethics and Business Conduct and considering requests for waivers from the Code of Ethics and Business Conduct for Board members and senior executives;

•	recommending assignment of Board members to committees;

•	reviewing policies for Board compensation;

•	reviewing and recommending changes to Board policies and procedures as they affect the organization and activities of the Board and its committees;

•	making reports for consideration by the Board;

•	considering matters of corporate governance, and reviewing, annually, the Corporate Governance Guidelines;

•	reviewing succession plans for senior executive officers;

•	conducting an annual evaluation of its performance and its charter;

•	reviewing and approving corporate goals and objectives and evaluating, annually, the performance of the Executive Chairman, the CEO and other officers in light of such goals and objectives;

•	determining the compensation of the Executive Chairman and the CEO based upon the evaluation of their performance;

•	reviewing and approving compensation for executive officers and employees who report directly to the Executive Chairman or the CEO;

•	reviewing and making recommendations to the Board with respect to non-Executive Chairman and non-CEO incentive compensation plans and equity-based compensation plans;

•	administering, approving and ratifying awards to executive officers and employees who report directly to the Executive Chairman or the CEO under our equity and incentive compensation plans;

•

reviewing and discussing the Compensation Discussion and Analysis section, also referred to in this proxy statement as the CD&A, of the annual proxy statement and, based on such review and discussion, determining whether or not to recommend that the CD&A be included in the proxy statement;

•	preparing the Compensation Committee Report for the annual proxy statement;

•	recommending to the Board for its recommendation to the stockholders the frequency of advisory say-on-pay votes, taking into account the results of prior stockholder votes; and

•	monitoring risks associated with our compensation practices and succession planning.

The Committee may, in its sole discretion, engage director search firms or compensation consultants. The Committee also may consult with outside advisors to assist it in carrying out its duties.

The Report of the Governance and Compensation Committee for the 2012 fiscal year appears on page 35 of this proxy statement. A copy of the Governance and Compensation Committee charter can be found on our website at www.airgas.com and is available in print to any stockholder who requests it from our Secretary.

Audit Committee

The members of the Audit Committee are Robert L. Lumpkins, Paula A. Sneed, John C. van Roden, Jr. and Ellen C. Wolf. Each member of the Committee is independent from Airgas and its management. In addition, the Board of Directors has determined that Mr. Lumpkins, Mr. van Roden and Ms. Wolf are each an “audit committee financial expert.” The Committee acts pursuant to a written charter adopted by the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting and reporting practices, internal controls and compliance with laws and regulations. The Committee’s responsibilities under the terms of its charter include:

•	meeting at least quarterly with management, our chief internal auditor and our independent registered public accounting firm in separate executive sessions;

•

assessing the integrity of Airgas’ financial reporting process and system of internal controls through discussions with management, the internal auditors and the independent registered public accounting firm;

•	selecting, appointing and recommending for ratification by our stockholders, an accounting firm to serve as Airgas’ independent registered public accounting firm;

•	setting the fees to be paid to the independent registered public accounting firm and pre-approving all audit services to be provided by the independent registered public accounting firm;

•	establishing policies and procedures for the engagement of the independent registered public accounting firm to provide permitted non-audit services and pre-approve the performance of such services;

•	assessing the performance (effectiveness, objectivity and independence) of the independent registered public accounting firm;

•

reviewing an annual report from the independent registered public accounting firm describing its internal quality control procedures and any material issues raised by the most recent internal or peer review of the independent registered public accounting firm;

•	reviewing with management and the independent registered public accounting firm the adequacy and effectiveness of the internal audit function;

•	providing an avenue of communication among the independent registered public accounting firm, internal auditors, management and the Board of Directors;

•

reviewing with management and the independent registered public accounting firm Airgas’ annual and quarterly consolidated financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing our earnings releases;

•	discussing with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentations;

•	establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding Airgas’ accounting, internal controls and auditing matters;

•	retaining independent counsel and other advisors as necessary to fulfill its responsibilities;

•	conducting an annual evaluation of its performance and its charter;

•	recommending to the Board of Directors that the audited consolidated financial statements be included in Airgas’ Form 10-K and Annual Report to Stockholders; and

•	preparing the Report of the Audit Committee for the annual proxy statement.

The Report of the Audit Committee for the 2012 fiscal year appears on page 49 of this proxy statement. A copy of the Audit Committee charter can be found on our website at www.airgas.com and is available in print to any stockholder who requests it from our Secretary.

Finance Committee

The members of the Finance Committee are John P. Clancey, James W. Hovey, Ted B. Miller, Jr., David M. Stout and John C. van Roden, Jr. The purpose of the Committee is to review, advise and make recommendations on Airgas’ financial affairs, policies and programs. The Committee meets periodically, but not less than three times per year, to review Airgas’ financial matters, including Airgas’:

•	capital structure;

•	policies regarding dividends, stock splits and stock repurchases;

•	current and projected capital requirements and the issuance of debt and equity securities;

•	credit agreements and major changes to them and borrowings and financings of every nature;

•	insurance programs and practices for managing insurable risks;

•	programs and practices for managing interest rate, foreign exchange and commodities price risk;

•	benefit plan trust investment policies, administration and performance;

•	standing with credit rating agencies and the decisions and contingencies that might affect its credit rating; and

•	relationships with, and approach to managing its relationships with, public and private lenders.

COMPENSATION OF DIRECTORS

Only directors who are not employees of Airgas receive compensation for their services as directors. Our compensation package for non-employee directors for the 2012 fiscal year was composed of cash, which consisted of an annual retainer of $40,000, plus a fee of $1,500 for each in-person Board committee or any other meeting on behalf of the Company attended during the 2012 fiscal year, $1,000 for each Board, or committee telephonic meeting and stock option grants under the 2006 Equity Plan. The cash component of the directors’ compensation is set by the Board following review and recommendation by the Governance and Compensation Committee. We also reimburse our non-employee directors for their out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, and other company business. Non-employee directors are eligible to participate in the 2006 Equity Plan and the Airgas, Inc. Deferred Compensation Plan II, referred to in this proxy statement as the Deferred Compensation Plan II, and some of our directors have participated in the Airgas, Inc. Deferred Compensation Plan I, referred to in the proxy statement as the Deferred Compensation Plan I, and more fully described under the heading “Retirement and Other Plans and Programs” found on page 33 of this proxy statement.

In order to closely align the interests of directors with those of our stockholders, a substantial portion of the directors’ compensation is in the form of stock options. The number of shares under each option granted is determined annually by the Board following review and recommendation by the Governance and Compensation Committee. The exercise price of each option is equal to the closing price of our common stock on the date of grant and each option is exercisable immediately. Options granted to non-employee directors during the 2007 to 2012 fiscal years expire after eight years and options granted to non-employee directors in prior fiscal years expire after 10 years. On August 29, 2011, each non-employee Board member serving on the Board as of that date was granted options to acquire 5,782 shares of our common stock with an exercise price of $64.05 per share.

The Presiding Director receives an additional $10,000 annual retainer, the Chairman of the Audit Committee receives an additional $10,000 annual retainer, the Chairman of the Governance and Compensation Committee receives an additional $7,500 annual retainer and the Chairman of the Finance Committee receives an additional $5,000 annual retainer.

Each year, non-employee directors may elect to defer, under the Deferred Compensation Plan II, all or a portion of his or her director’s fees. The amount deferred is credited to an account that tracks valuation funds selected by the participant from a family of funds under the plan, one of which tracks Airgas common stock. Each participating director elects when the balance will be paid within the alternatives offered under the plan, and the unpaid account balance accrues interest based on earnings in the selected valuation funds. In addition, one of our current directors maintains a balance in the Deferred Compensation Plan I.

We believe that directors should be stockholders and should have a financial stake in the company. The Governance and Compensation Committee revised the ownership guidelines in August 2011. Under the new guidelines, the non-employee directors are expected to maintain at least 25,000 shares of Airgas common stock (which may include up to 22,500 shares under options) or shares having a value equal to five times the director’s annual Board retainer (which may include 60% of the in-the-money options). Compliance with these guidelines is expected by the later of the director’s fifth anniversary on the Board or August 29, 2016. Six non-employee directors satisfy these ownership requirements at the present time.

Director Compensation Table

The following table shows the compensation earned by each non-employee director in the 2012 fiscal year.

Director	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
John P. Clancey	50,750	119,923	-0-	170,673

James W. Hovey	60,416	119,923	-0-	180,339

Robert L. Lumpkins	56,750	119,923	-0-	176,673

Ted B. Miller, Jr.	49,250	119,923	-0-	169,173

Paula A. Sneed	61,250	119,923	-0-	181,173

David M. Stout	56,750	119,923	-0-	176,673

Lee M. Thomas	57,250	119,923	-0-	177,173

John C. van Roden, Jr.	88,917	119,923	-0-	208,840

Ellen C. Wolf	56,250	119,923	-0-	176,173

(1)	Consists of the aggregate amount of all fees earned or paid in cash for services as a director, consisting of annual Board and committee chair retainers and Board and committee meeting fees earned by non-employee directors, as described above. During the 2012 fiscal year, each of Mr. Clancey and Mr. Stout chose to defer a portion of his cash compensation as a director under the Deferred Compensation Plan II.
(2)	The amounts shown reflect the grant date fair value of stock options granted during the 2012 fiscal year, computed in accordance with FASB ASC Topic 718. These dollar amounts do not correspond to the actual value that may be realized by the non-employee directors. For information on the valuation assumptions made in the calculation of these amounts, refer to Note 13 to Airgas’ consolidated financial statements for the fiscal year ended March 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on May 29, 2012. Each non-employee director on the Board at the time was granted an option under the 2006 Equity Plan to purchase 5,782 shares on August 29, 2011 with an exercise price of $64.05 per share. As of March 31, 2012, the following non-employee directors held options to purchase the following number of shares:

a.	Mr. Clancey held 11,282
b.	Mr. Hovey held 67,782
c.	Mr. Lumpkins held 11,282
d.	Mr. Miller held 11,282
e.	Ms. Sneed held 67,782
f.	Mr. Stout held 59,782
g.	Mr. Thomas held 44,782
h.	Mr. van Roden held 36,822
i.	Ms. Wolf held 23,055

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Governance and Compensation Committee of our Board of Directors has responsibility for establishing and implementing our compensation philosophy, and for continually monitoring our adherence to that philosophy. The Committee reviews and approves compensation levels for all Airgas executive officers as well as all of our corporate compensation, retirement, perquisite and insured benefit programs, including programs applicable to our executive officers, which includes our named executive officers. With respect to our Chief Executive Officer, the Committee annually evaluates his accomplishments and performance against established objectives and sets his compensation level based upon such evaluation. After the leadership transition immediately following the Annual Meeting, the Committee will also evaluate the accomplishments and performance of the Executive Chairman. The Committee may choose to award additional annual cash incentive compensation to our Executive Chairman and the CEO based upon the Committee’s evaluation of the Executive Chairman’s and the CEO’s performance. These functions are set forth in the Committee’s charter, which appears on our website (www.airgas.com) and is reviewed annually by the Committee. The Committee seeks to ensure that the total compensation paid to our executives, a significant portion of which is related to performance, is fair, reasonable and competitive and consistent with our compensation philosophy. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to other Airgas management associates.

The Committee reviews whether compensation policies and practices create incentives for risk-taking that could have a material adverse effect on Airgas. In May 2012, the Committee conducted an assessment of all the incentive compensation programs across Airgas to consider whether they encourage excessive risk-taking. The Committee determined that Airgas compensation practices provide reasonable assurance against, and do not encourage, excessive risk-taking due to:

•	the balance between short-term and long-term incentives;

•	accounting standards and testing;

•	the relatively low ratio of incentive pay to the associated financial achievement;

•	separation of duties regarding authority over sales decisions; and

•	incentive compensation limits.

There have been no material changes in compensation plans since the May 2012 review.

The following individuals, included in the “Summary Compensation Table for the 2012 Fiscal Year” found on page 39 of this proxy statement, are referred to as our “named executive officers” throughout this proxy statement:

•	Peter McCausland, Chairman, President and Chief Executive Officer;

•	Robert M. McLaughlin, Senior Vice President and Chief Financial Officer;

•	Michael L. Molinini, Executive Vice President and Chief Operating Officer;

•	B. Shaun Powers, Division President; and

•	Robert H. Young, Jr., Senior Vice President and General Counsel.

Compensation Philosophy and Objectives

Our goal is to maintain compensation and benefit plans that will allow us to attract and retain highly qualified employees while motivating and rewarding performance that will lead to sustained increases in the value of our stockholders’ investment in Airgas. We also seek to align the interests of our named executive officers with those of our stockholders by evaluating performance primarily on the basis of key financial measures. Given these goals, our compensation philosophy has been, and continues to be, to emphasize “pay for performance” programs designed to reward superior financial performance and long-term enhancement of stockholder value, while maintaining competitive base pay, retirement, healthcare and other fixed compensation programs. We set base salary, annual cash incentive opportunities and long-term equity incentive opportunities to reflect an individual executive’s level of responsibility and performance against established objectives, and we rely on our judgment and discretion after reviewing Airgas’ performance and evaluating the executive’s performance.

Role of the Committee and Executive Officers in Compensation Decisions

The Committee oversees the design, development and implementation of the compensation program for the CEO and the other executives, including the named executive officers. The Committee evaluates the performance of the CEO and determines the CEO’s compensation in light of the goals and objectives of the compensation program, and, following Mr. McCausland’s transition to Executive Chairman, will similarly evaluate and make determinations as to Mr. McCausland’s performance and compensation. Mr. McCausland and Mr. Molinini, as appropriate, assess the performance of our other executives, including the other named executive officers, and the Committee approves their compensation considering recommendations from Mr. McCausland and Mr. Molinini. Neither the Committee nor management sought advice from compensation consultants during the 2012 fiscal year. Management did rely on a service from Equilar Inc., a compensation research firm, to provide peer executive compensation data from proxies and a compensation survey for comparison purposes. However, we did not receive advice from Equilar in setting our executive compensation.

The Committee’s work is accomplished through a series of meetings, following a regular calendar schedule, to ensure that all major elements of compensation are addressed and compensation and benefit programs are properly designed, implemented and monitored. Occasionally, special meetings are called to address matters that require attention outside of the regular compensation cycle. Working with the Committee Chair, Lee M. Thomas, Robert H. Young, Jr., our Senior Vice President and General Counsel, and Dwight T. Wilson, our Senior Vice President-Human Resources, prepare an agenda and supporting materials for each meeting, which are provided to Committee members two-to-four days in advance of the meeting. Mr. Wilson and Mr. Young, along with Mr. McCausland, generally attend Committee meetings by invitation, but are excused for executive sessions. As requested, Mr. McCausland, Mr. Young and Mr. Wilson offer their opinions and recommendations to the Committee. The Committee may invite other members of management to attend meetings to discuss items within their specific areas of responsibility. Mr. Wilson periodically provides the Committee with peer and survey information concerning executive compensation, including for his own position. Otherwise, no executive plays a role in his or her own compensation determination, other than discussing individual performance objectives with the Committee, Mr. McCausland or Mr. Molinini, as appropriate.

Consideration of Stockholder Advisory Vote to Approve Executive Compensation

Our Board submitted a proposal for an advisory vote to approve our executive compensation program to our stockholders at our 2011 Annual Meeting of Stockholders. Due to the 93.6% vote in favor of our executive compensation program at our 2011 Annual Meeting of Stockholders, we believe that our stockholders view our executive compensation program as extremely robust and effective in achieving our objectives. Thus, after considering the outcome of the vote, we decided to continue our current compensation philosophy and programs, while continuously monitoring developments in executive compensation, especially among our peer companies. We have not made any specific changes to our executive compensation program as a result of our stockholder advisory vote last year.

Setting Executive Compensation

Elements of Executive Compensation

Consistent with our compensation philosophy, the Committee has structured our annual and long-term executive compensation programs to motivate executives to achieve the business goals set by our Board of Directors, and these programs reward the executives for achieving and exceeding those goals. The key elements of our executive compensation program are:

•	base salary;

•	annual cash incentive awards; and

•	long-term incentive compensation.

These key elements are addressed separately below. In determining each component of compensation, the Committee takes into account all other elements of an executive’s compensation package.

Our compensation programs for executive officers are designed to reflect their success in attaining key objectives, both individually and as a management team. Depending on each executive’s plan, 85% to 100% of our target annual cash incentive payments are calculated based on Airgas’ performance with regard to certain key financial metrics versus budgeted levels. For certain executives, 15% of those target payments are calculated based on the executive’s attainment of strategic goals and on individual performance and contributions. There are two levels of approval for each award and the Committee has final approval for awards to executive officers. Our equity-based compensation program is intended to reward the management team’s success in delivering value to our stockholders. Specifically, stock option grants reward our executives for their contributions that result in increases in our stock price over time. In each case, we strive to ensure that our compensation program provides rewards based on meaningful measures of performance, and the Committee may make adjustments to the incentive programs annually in light of past experience, changes in strategic focus, regulatory requirements and other relevant factors.

Benchmarking Compensation Against Our Peers

Periodically, Mr. Wilson provides the Committee with data comparing our elements of compensation and levels of executive compensation against relevant companies in the chemicals and industrial distribution industries, including a comparison of compensation elements of individual executives where the positions are sufficiently similar to make comparison meaningful. Currently, the peer group for compensation comparisons is:

•	Air Products & Chemicals, Inc.

•	Anixter International, Inc.

•	Cabot Corporation

•	Celanese Corporation

•	CF Industries Holdings, Inc.

•	Cliffs Natural Resources Inc.

•	Eastman Chemical Company

•	Ecolab Inc.

•	Fastenal Company

•	FMC Corporation

•	Grainger W W Inc.

•	The Mosaic Company, Inc.

•	MSC Industrial Direct Company, Inc.

•	Nalco Holding Company

•	Nova Chemicals Corporation

•	Patterson Companies, Inc.

•	Potash Corporation of Saskatchewan Inc.

•	Praxair Inc.

•	Rockwood Holdings, Inc.

•	RPM International, Inc.

•	Sherman Williams Company

•	Valspar Corporation

•	Westlake Chemical Corporation

•	WR Grace & Company

For executive positions that are not typically named executive officer positions in our peer companies, the peer group includes a broader group of chemicals industry and industrial distribution companies that participate in executive compensation surveys available to Airgas management.

The most recent benchmarking of executive compensation levels was performed by Mr. Wilson in the beginning of the 2012 fiscal year. The benchmarking compared compensation of our named executive officers to the median base salary, total cash compensation and total “direct” compensation of similar positions in the peer group companies. “Direct” compensation adds the Black-Scholes value of stock option grants to the total cash compensation. We believe that periodic reviews of outside compensation practices are appropriate to determine if any compensation levels require adjustments or if the mix of compensation components requires rebalancing.

Given the nature of our businesses, we compete with companies across the two broad industry groups mentioned above for top executive-level talent. As such, in setting total compensation levels for our executives, the Committee gives serious consideration to the median level of compensation paid to similarly-situated executives of chemicals and industrial distribution companies of comparable size to Airgas. An individual executive’s targeted compensation may vary from the median of peers based upon expertise, experience and local market factors.

Compensation of our Chief Executive Officer

The compensation of our CEO is reviewed by our Governance and Compensation Committee and our Board and determined solely by our Governance and Compensation Committee. The compensation of our CEO is based on factors similar to those utilized for the other named executive officers, but also includes consideration of the overall responsibilities of our CEO for achievement of our operational goals, as well as his unique role as the primary architect of our strategic vision. The specific elements of compensation for our CEO and any differences in his compensation as compared to the other named executive officers are discussed below.

Components of Executive Compensation for the 2012 Fiscal Year

Given our philosophy of “pay for performance,” a significant percentage of total compensation is allocated to performance-based incentives. As a general matter, we recognize that, as employees progress to higher levels within our organization, they assume more responsibility for our overall performance and returns to stockholders. Consequently, we seek to link greater portions of executive compensation to criteria and metrics that are tied to the creation of stockholder value. Looking at the named executive officers as a group, 71% of their target total compensation (including the Black-Scholes value of stock option grants) for the 2012 fiscal year was allocated to performance-based, or “at-risk,” components consisting of annual cash incentives and stock options, with the remaining 29% allocated to base salary. To date, we have only granted stock options under our equity incentive plans. We have always balanced the value of the grants to the executive (measured using the Black-Scholes

Option Pricing Model) and the potential dilution to existing stockholders that can result from such grants (measured using the burn rate, or the shares granted as a percentage of shares outstanding). Our policy for allocating value between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing strong incentives for our executives to maintain an “ownership” mindset, matching long-term value creation for them and our stockholders. The ownership mindset our compensation policy encourages also serves to reduce risk taking by our executives because of their focus on long-term value creation.

For Mr. McCausland, his performance-based compensation for the 2012 fiscal year was targeted at 79% of total target compensation, and 80% of his actual total compensation was allocated to performance-based compensation. His actual cash incentive compensation was 26% and his non-cash incentive compensation was 54% of his total compensation.

Combined target cash and non-cash incentive compensation for the four named executive officers other than Mr. McCausland for the 2012 fiscal year ranged from 54% to 67% of total target compensation. Their combined actual cash and non-cash incentive compensation for the 2012 fiscal year also ranged from 54% to 67% of total compensation. Actual cash incentive compensation ranged from 18% to 25% of total compensation. Actual non-cash incentive compensation ranged from 31% to 46%. We believe these mixes are both competitive within the marketplace and consistent with our stated compensation philosophy.

The Committee believes that the relatively larger component of Mr. McCausland’s compensation that is performance-based reflects his greater focus on company-wide operational and strategic initiatives that have a direct and significant impact on Airgas’ overall performance. This has historically resulted in higher compensation for the CEO than for our other executive officers. For the 2013 fiscal year, Mr. Molinini’s performance-based compensation as a component of his total compensation will increase to reflect his increased responsibilities and focus as CEO.

Base Salary

Base salary is the component of compensation that is fixed and intended to compensate our executives, based on their experience, expertise, job responsibilities and the performance of their responsibilities during the fiscal year. While base salaries must be competitive in order to recruit and retain qualified executives, we generally do not pay base salaries at levels exceeding the market median among peer companies. Our review of base salaries paid to our executives’ peers indicates that the base salaries of our named executive officers generally are below the median for comparably-sized chemical industry and industrial distribution companies. Consistent with our compensation philosophy that we offer compensation opportunity based on superior performance, we strive to use incentive compensation, rather than base salary, to provide executives with an above-market compensation opportunity if we exceed budgeted financial performance metrics and drive increases in stockholder value. Mr. McCausland is paid a higher base salary than the other named executive officers because he is our most senior officer, has direct accountability to our Board and has broader responsibilities than our other executive officers. The difference in base salaries is consistent with relative base salaries reflected in peer-company comparisons of executives with like responsibilities.

Each year, our Governance and Compensation Committee reviews the base salary of Mr. McCausland and all other executive officers. In making adjustments to base salary levels, the Committee considers:

•	the executive’s level of responsibilities;

•	the executive’s experience and breadth of knowledge;

•	the executive’s individual performance as assessed through annual performance reviews;

•	the executive’s role in management continuity and development plans;

•	internal equity factors, meaning relative pay differences for different jobs; and

•	on a periodic basis, benchmark data on the compensation practices of peer companies, from available salary survey data and as reported in public company proxy statements.

The normal interval between salary reviews for most executive officers and most other employees is 12 months, usually completed in the quarter following the fiscal year end. Mr. McCausland’s salary increases have been less frequent, as the Committee prefers to consider the factors listed above over a more than one-year period and adjust his salary in larger increments. Each executive officer received a salary increase during the 2012 fiscal year. Upon Mr. Molinini’s transition to CEO, his base salary will be increased to $850,000.

Annual Cash Incentive Awards – Management Bonus Plans

Annual cash incentive awards for our executive officers are intended to promote the achievement of our corporate and division financial performance goals, as well as individual performance goals. Each of our named executive officers participated in our Executive Bonus Plan. In addition, depending upon the named executive officer’s position and responsibilities with Airgas, each named executive officer participated in one of the following Airgas annual cash incentive plans for which executive officers and other management employees may be eligible, which plans, together with our Executive Bonus Plan, are referred to in this proxy statement as our Management Bonus Plans:

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the Fiscal Year 2012 Management Bonus Plan for Corporate Employees, in which Messrs. McCausland, McLaughlin, Molinini and Young participated during the 2012 fiscal year, is available to all management-level employees who have corporate-wide responsibility; and

•

the Fiscal Year 2012 Management Bonus Plan for Operating Company Management, in which Mr. Powers (Division President) participated during the 2012 fiscal year, is available to all senior management who work within our divisions and operating companies.

The overall cash incentive award paid to each executive officer is composed of (1) a cash incentive award under our Executive Bonus Plan that is based on financial performance goals and (2) a cash incentive award under the applicable Management Bonus Plan that is based on strategic and individual performance goals. In addition, the Committee may, in its discretion, grant to any executive officer a cash award outside of any of our plans described above.

Corporate Performance Goals. Within 90 days after the beginning of each fiscal year, the Committee (1) reviews our performance during the prior fiscal year, (2) analyzes anticipated value drivers in our industry and within our company and proposed performance objectives for the current fiscal year and (3) determines the specific performance criteria for each executive officer and the metrics that will be used for the current fiscal year under our Executive Bonus Plan, based on such review and analysis. Examples of performance criteria that the Committee may consider are a cash flow measure, such as earnings before interest, taxes, depreciation and amortization, or EBITDA, overall sales, gross profit for specific products or markets, margin improvements and return on capital, or ROC. After selecting the performance criteria, the Committee establishes performance metrics within the selected criteria and assigns to each of our executive officers a target award. The target award, expressed as a percentage of the executive officer’s annual base salary as of the first day of the second quarter of the fiscal year, is determined based upon the executive’s position in the company.

In addition, each of the pre-determined performance criteria (e.g., ROC) is weighted by the Committee, in its judgment, to reflect its relative importance, and becomes a separate component of the executive officer’s cash incentive award. The Committee also sets a target payout, expressed as a percentage, for each component, which may vary depending upon our actual performance with respect to the component against the pre-determined performance metrics. Our executive officers will receive cash incentive awards under the Executive Bonus Plan if, at the end of the fiscal year, Airgas has achieved the performance metrics established within the criteria selected by the Committee at the beginning of the fiscal year. Actual cash award payments will vary based upon Airgas’ level of achievement of the pre-determined corporate performance metrics and the different weights assigned to each performance criteria component for each executive officer.

The annual cash incentive award targets are set for each executive officer as a percentage of base salary with regard to the relative responsibilities of each executive officer and with regard to the total cash compensation opportunity for comparable positions in peer companies. For the 2012 fiscal year, Mr. McCausland’s target for his annual cash incentive award was 100% of his annual base salary as of the first day of the second quarter of the fiscal year. We believe that Mr. McCausland’s target award was generally comparable to the target annual cash incentive award for chief executive officers in our peer companies. Mr. Molinini’s target annual cash incentive award was 70% of his annual base salary as of the first day of the second quarter of the fiscal year. We believe that 70% of base salary for Mr. Molinini was appropriate relative to 100% of base salary for Mr. McCausland considering Mr. McCausland’s broader responsibilities and considering the relative annual incentive compensation awards for comparable positions in our peer companies. Mr. Power’s target annual cash incentive award was 60% of his annual base salary as of the first day of the second quarter of the fiscal year. We believe that 60% of base salary for Mr. Powers and the other executive officers with segmented profit responsibilities is appropriate given the direct financial measurement of their impact on Airgas results. All other executive officers had target annual cash incentive awards set at 50% of their annual base salary as of the first day of the second quarter of the fiscal year, which reflects their responsibilities relative to Mr. McCausland and Mr. Molinini and generally reflects the total cash compensation opportunity for the other named executive officers in our peer companies. Upon Mr. Molinini’s transition to CEO, his target for his annual cash incentive award will be increased to 100% of his annual base salary.

EBITDA and ROC were chosen as the plan performance criteria for executives with corporate-wide responsibility (i.e., Messrs. McCausland, McLaughlin, Molinini and Young). EBITDA was most heavily weighted at 70% of the annual cash incentive award target because the Committee believes that it motivates growth, gross margin performance and expense management, and because of the direct correlation of earnings performance with share valuation. ROC was weighted at 15% of the annual cash incentive award target and was intended to drive discipline around long-term capital deployment and debt reduction, also important performance measures to stockholders. The remaining 15% of the target annual cash incentive award was based on individual performance and payout was based on performance against objectives set and agreed upon in the first quarter of the fiscal year. For Division Presidents (i.e., Mr. Powers), in addition to the corporate performance criteria of Corporate EBITDA, additional performance criteria, include:

•	division EBITDA

•	division ROC

•	sales or gross profit for targeted growth strategies

Corporate EBITDA was weighted at 10% of the annual cash incentive award and EBITDA for their respective divisions was weighted at 60% of the annual incentive award. The larger portion was based on their profit responsibility to motivate performance in their respective spheres of control, while the smaller portion recognizes their contributions to Airgas’ overall performance and is designed to encourage interdivisional cooperation. ROC for their respective divisions was weighted at 10% of the target annual cash incentive award to emphasize the importance of capital management (similar to the inclusion of ROC at the corporate level). The remaining 20% of the target annual cash incentive was based on sales or gross profit for targeted growth strategies to motivate focusing on opportunities that were specific to each division.

The threshold and maximum of each performance criterion of the award was determined separately. For the 2012 fiscal year, the EBITDA threshold for both corporate and the divisions was 32% of the target award for achievement at 90% of budget. The EBITDA target opportunity (100%) was earned for achievement of 100% of our budget for EBITDA for the 2012 fiscal year. The maximum EBITDA award opportunity was set at 105% of EBITDA budget, which awarded 140% of the target opportunity and reflected the Committee’s judgment of reasonable compensation for superior performance.

The ROC target opportunity was set at achievement within 98% to 102% of our budget. The threshold bonus opportunity for both corporate and division ROC was set at 90% of budget, which awarded 20% of award target, and the maximum was set at 107% of budget, which awarded 150% of award target. That range was intended to recognize an adequate level of performance below budget while still improving ROC, and was intended to pay reasonable compensation above target for superior performance.

The Corporate EBITDA target (budget) for the 2012 fiscal year was $852 million and the ROC target (budget) was 12.8%. For Mr. Powers’ award, the North Division EBITDA budget was $245 million and the ROC budget was 15.9%. All targets reflect adjustments during the fiscal year to account for budgeted results from acquisitions completed during the year.

Individual Performance Goals. In addition to the corporate financial performance goals described above, under the Fiscal Year 2012 Management Bonus Plan for Corporate Employees, a portion of each of Messrs. McCausland’s, McLaughlin’s, Molinini’s and Young’s annual cash incentive award is based on individual performance measured against personal objectives. The Committee established individual performance objectives for Mr. McCausland after consultation with him at the beginning of the fiscal year regarding his priorities for the 2012 fiscal year. Mr. McCausland established individual performance objectives with Messrs. McLaughlin, Molinini and Young. The Committee reviewed, and based upon its evaluation, approved the scores for Messrs. McLaughlin, Molinini and Young. For the 2012 fiscal year, individual performance goals under the Fiscal Year 2012 Management Bonus Plan for Corporate Employees represented 15% of the overall annual potential cash incentive award available for Messrs. McCausland, McLaughlin, Molinini and Young.

•

Mr. McCausland met or exceeded his goals for: completing the reorganization of the Distribution companies into the Division model; executing the SAP implementation plan; and working with the Committee and the Board to implement the succession plan that positions Airgas for the future. The Committee awarded Mr. McCausland an additional $270,000 bonus.

•

Mr. Molinini met or exceeded his goals for: safety and regulatory compliance; profitability; sales growth; achievement of milestones in the SAP implementation; completing the reorganization of the Distribution companies into the Division model; and implementing planned changes to our marketing channels strategy.

•

Mr. McLaughlin met or exceeded his goals for: building out the Business Support Centers; ensuring adequate controls and operating efficiencies; executing the SAP project plan and ensuring robust financial reporting design for the SAP implementation; continuing capital structure strategies that support growth and add value; and developing and improving key risk management processes.

•

Mr. Young met or exceeded his goals for: developing and implementing effective changes to our regulatory compliance and risk management program; assuring effective evaluation and execution of legal considerations regarding the realignment of our organizational structure; re-aligning legal department resources to best serve the new organization structure; supporting the Corporate Development team through negotiations, regulatory review and integration of acquisitions; and improving communications with line management and the safety and compliance teams to assure they have timely and adequate knowledge of important legal issues and pending litigation.

Strategic Goals. In addition to the corporate and division financial performance goals described above, under the Fiscal Year 2012 Management Bonus Plan for Operating Company Management, a portion of Mr. Powers’ annual cash incentive award is based on attainment of strategic goals. Mr. Molinini recommended specific goals and metrics for Mr. Powers. Mr. McCausland and the Committee approved the scores for Mr. Powers. For the 2012 fiscal year, strategic goals represented 20% of the overall annual potential cash incentive award available for Mr. Powers and each executive officer who was a Division President. Mr. Powers earned 110% of the target bonus amounts for his strategic goals.

Calculation of the Cash Awards. A participant’s target incentive award is multiplied by the weight for each component to determine the target payout for each component. Each performance score as a percentage (e.g., meeting the goal equals a 100% score) is multiplied by the target payout for the specific component to determine the actual incentive award for each component. Performance scores for each component utilizing performance criteria may range between 0% and 130% to 150% depending on the specific criteria. Performance scores for the individual objectives may range between 0% and 100%. The total incentive award is the sum of the components. The aggregate scores for bonus metrics are limited to 135.5% for each of Messrs. McCausland, McLaughlin, Molinini and Young, and 143% for Mr. Powers. Extraordinary performance may be recognized with an additional bonus amount, but the total award opportunity is capped so that the maximum possible award is the lower of $1,500,000 and 200% of target.

For the 2012 fiscal year, the Corporate EBITDA achievement was 100% of our 2012 budget, which translated into an EBITDA award of 100% of the target opportunity. The Corporate ROC achievement was 98% of our 2012 budget, which translated into a 100% ROC award.

The following example explains the mechanics of the bonus plan. We have assumed that the executive earned 100% achievement on his individual objectives and was paid 100% of the award for individual objectives. The formula is illustrated below:

EBITDA Award = 70% Weight X 100% Award = 70% of the Total Award Target

ROC Award = 15% Weight X 100% Award = 15% of the Total Award Target

Individual Performance Award = 15% Weight X 100% Award = 15% of the Total Award Target

The Total Award = 70% + 15% + 15% = 100% of the executive’s target award.

Based on individual and Company performance during fiscal year 2012 and the calculation methodology described above, the Committee awarded the following amounts to the named executive officers under the Management Bonus Plans (these amounts do not include the additional discretionary bonus to Mr. McCausland):

Mr. McCausland	$900,000, representing 100% of target

Mr. McLaughlin	$225,000, representing 100% of target

Mr. Molinini	$490,000, representing 100% of target

Mr. Powers	$206,859, representing 109.15% of target

Mr. Young	$190,000 representing 100% of target

Discretionary Annual Bonuses Under the Management Bonus Plans. Following the 2012 fiscal year-end, the Committee evaluated Mr. McCausland’s performance against his pre-determined individual objectives, and Mr. McCausland evaluated the performance of Messrs. McLaughlin, Molinini and Young against their pre-determined individual objectives. The Committee awarded Mr. McCausland a discretionary bonus. Mr. McCausland’s award was in recognition of the successful SAP implementation, reorganization and succession planning. For a more detailed description of the annual incentive compensation awards received by the named executive officers, see “Summary Compensation Table for the 2012 Fiscal Year” found on page 36 of this proxy statement.

Mr. McCausland and all of the other named executive officers received their annual cash incentive awards for the 2012 fiscal year in June 2012 following Committee approval at its regular May meeting. Annual cash incentive awards earned by our named executive officers for performance during the 2012 fiscal year appear in the “Summary Compensation Table for the 2012 Fiscal Year” on page 36, under the headings “Non-Equity Incentive Plan Compensation” and “Bonus.”

Long-Term Equity Incentive Compensation

The Committee’s objective in granting equity awards is to provide a strong incentive to our executives and key employees to focus on the ongoing creation of stockholder value by offering significant compensation opportunities for superior performance. These award opportunities not only allow us to offer a competitive overall compensation package, but also allow for further opportunities for stock ownership by our employees in order to increase their proprietary interest in Airgas and, as a result, their interest in our long-term success and their commitment to creating stockholder value.

Although long-term equity incentives under our 2006 Equity Plan may consist of nonqualified stock options, incentive stock options (ISOs), stock appreciation rights (SARs), restricted stock, restricted stock units or any combination of the above, as the Committee may determine, the Committee historically has only granted nonqualified stock options as the exclusive form of equity-based compensation. The table below provides certain information regarding our use of stock options during the last 10 fiscal years.

Fiscal Year-End	Total Shares Underlying Options Granted to Employees	Weighted Average Option Exercise Price ($)	No. of Employees Granted Options in Fiscal Year	Employee Options Granted in Fiscal Year as a % of Outstanding Shares at Fiscal Year-End	Employee Options Fair Value on Date of Grant ($)(1)	Total Outstanding Employee Options as a % of Outstanding Shares at Fiscal Year-End
3/31/2003	1,168,250	16.52	493	1.6	9,836,665	11.1
3/31/2004	1,104,800	19.36	488	1.5	9,081,456	10.4
3/31/2005	1,007,500	21.15	446	1.3	9,349,600	9.1
3/31/2006	1,007,200	24.03	538	1.3	9,417,320	8.4
3/31/2007	933,900	36.19	472	1.2	12,838,558	8.1
3/31/2008	1,030,550	43.80	419	1.3	15,694,311	8.1
3/31/2009	1,070,000	59.87	438	1.3	19,498,530	8.1
3/31/2010	1,369,650	43.11	474	1.6	19,811,583	7.6
3/31/2011	997,800	62.31	435	1.3	22,638,901	8.7
3/31/2012	943,000	66.52	426	1.2	21,587,522	8.6
Average Per Year	1,063,265	39.29	463	1.4	14,975,445	8.8

(1)	The amounts shown reflect the grant date fair value of stock options granted during the last 10 fiscal years, computed in accordance with FASB ASC Topic 718.

In granting long-term equity incentive awards, the Committee determines:

•	the executive officers to receive awards;

•	the number of shares in each grant to an executive officer;

•	the aggregate number of shares available for Mr. McCausland to grant in stock options to non-executive officers pursuant to his delegated authority; and

•	the terms and conditions of each award.

Long-term equity incentive awards for the 2012 fiscal year were determined and approved at the Committee’s regularly scheduled May 2011 meeting and are reflected in this proxy statement, including in the “Summary Compensation Table for the 2012 Fiscal Year” found on page 36 and the “Grants of Plan-Based Awards in the 2012 Fiscal Year” table found on page 38 of this proxy statement.

In determining the size of long-term equity incentive awards to the named executive officers for the 2012 fiscal year, the Committee considered the burn rate, historical grants to the executive officers, value per share as determined by using the Black-Scholes valuation model for stock options, the value of equity-based compensation to top executives in comparable chemical and industrial distribution companies and grant sizes relative to the executive’s peers at Airgas.

Our aim is to focus our executives on providing superior returns to our stockholders and driving for sustained increases in Airgas’ stock price. We believe that nonqualified stock options effectively focus our executives on these goals and are an efficient use of shares available under the plan.

Our stock option award program helps us to:

•	motivate and reward superior performance on the part of executives and key employees;

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	encourage increased stock ownership in Airgas by executives; and

•	maintain competitive levels of total compensation.

Option Grant Practices. The Committee makes decisions on stock option grants based solely on our compensation and retention objectives and our established measurements of the value of these awards. Each May, at its regularly scheduled meeting, the Committee approves the annual stock option awards for executive officers and the total shares available for stock option grants to our other key employees throughout the remainder of the fiscal year. The grant date for executive officers, and the date for setting the exercise price, is the date of that meeting. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. For the 2012 fiscal year, options to purchase 312,000 shares in the aggregate were granted to 14 executive officers.

Mr. McCausland granted annual stock option awards on May 17, 2011, the day of the Committee’s regularly scheduled May meeting, to 408 non-executive employees to purchase 623,700 shares in the aggregate.

The only other times stock options are typically granted are in connection with a new hire or in recognition of a special achievement. The exercise price for these grants for new hires is set on the date of employment or the date of approval, whichever is later, and the exercise price for a grant in recognition of a special achievement is set on the date of approval. The Committee delegated authority to Mr. McCausland to make these grants to employees, other than to executive officers, subject to an aggregate limit in the 2012 fiscal year of 99,300 shares. For the 2012 fiscal year, these grants totaled 7,300 shares to four non-executive officer employees. The Committee has not delegated any other aspect of the stock option grant process to any other person or committee.

The exercise price of all awarded stock options under the 2006 Equity Plan is equal to the closing selling price of Airgas shares on the NYSE on the date of grant. Formerly, under the Airgas, Inc. 1997 Stock Option Plan, referred to in this proxy statement as the 1997 Plan, when the grant decision was finalized by the Committee prior to the opening of trading on the NYSE on that day, the Committee set the exercise price for such awarded stock options at the closing price of our common stock from the last preceding trading day. Employee stock option awards made in the 2012 fiscal year vest and become exercisable in equal 25% increments on each of the first four anniversaries of the grant date and expire on the eighth anniversary of the grant date, or earlier upon certain terminations of employment.

Airgas has not granted equity awards to employees other than through the grant of stock options.

Retirement and Other Plans and Programs

We maintain the following plans and programs to provide retirement benefits to salaried employees, including Mr. McCausland and each of the named executive officers:

•	the Airgas, Inc. 401(k) Plan, referred to as the 401(k) Plan;

•	the Deferred Compensation Plan I; and

•	the Deferred Compensation Plan II.

We maintain the following plan to provide additional benefits to salaried employees, including the four named executive officers, other than Mr. McCausland:

•	the Airgas, Inc. Amended and Restated 2003 Employee Stock Purchase Plan, referred to as the Employee Stock Purchase Plan.

The benefits available under these plans are intended to provide income replacement after retirement, either through withdrawals from the 401(k) Plan, the Deferred Compensation Plan I and the Deferred Compensation Plan II, or dividend income and sales of shares acquired through the Employee Stock Purchase Plan.

The 401(k) Plan is a qualified 401(k) defined contribution plan designed to encourage salaried employees to save and invest for retirement. Under the 401(k) Plan, employees may contribute up to the annual IRS limits on a pre-tax basis. After the completion of one year of service, we match employee contributions at a rate of $0.50 for each $1.00 contributed by the employee, up to 4% of the employee’s base salary. Our matching contributions vest 100% immediately after we make the match, and are made in the 401(k) funds in the same weightings per fund as the employee’s contributions. One choice available to participants is an investment in a fund that holds Airgas common stock.

The Deferred Compensation Plan I is a nonqualified, unfunded plan. In May 2004, our Board authorized the termination of the plan for new participants and the discontinuance of further deferrals by existing participants after May 31, 2004. The plan provided employees the opportunity to defer all or any portion of their base salaries and annual cash incentive awards and non-employee directors the opportunity to defer all or a portion of their annual cash compensation. Amounts deferred are unsecured, but earn a return equal to the performance of selected mutual funds. See the table and discussion entitled “Nonqualified Deferred Compensation for the 2012 Fiscal Year” on page 40 of this proxy statement for an additional discussion of the Deferred Compensation Plan I. The purpose of the salary and incentive award deferral program was to provide “highly-compensated” employees and non-employee directors with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal. All named executive officers were eligible, but only Mr. Molinini held balances in the plan during the 2012 fiscal year.

The Deferred Compensation Plan II is a nonqualified, unfunded plan, which became effective on July 1, 2006. The plan provides our non-employee directors and a select group of highly compensated employees, including the named executive officers, the opportunity to defer up to 75% of their base salary and all or any portion of their annual incentive awards (or director fees, for non-employee directors). Amounts deferred are unsecured, but earn a return equal to the performance of selected mutual funds, one of which tracks the Airgas common stock price. See the table and discussion entitled “Nonqualified Deferred Compensation for the 2012 Fiscal Year” on page 40 of this proxy statement for an additional discussion of the Deferred Compensation Plan II. The purpose of the program is to provide “highly-compensated” employees and non-employee directors with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal. All named executive officers were eligible, but no named executive officers contributed to the plan during the 2012 fiscal year.

The Employee Stock Purchase Plan is a Section 423(b) plan. The purpose of the plan is to encourage and assist employees to acquire an equity interest in Airgas through the purchase of Airgas common stock at a discount by payroll deduction. For those enrolled, purchases are made on the first business day of each quarter.

The discounted purchase price is 85% of the lower of the closing price per share of common stock on the purchase date or the closing price per share on the first business day of up to four previous quarters. Messrs. McLaughlin, Molinini, Powers and Young purchased shares in the plan during the 2012 fiscal year. Mr. McCausland is not eligible to participate in the plan.

Severance Arrangements and Change of Control Agreements

Airgas maintains the Airgas, Inc. Severance Pay Plan which provides severance benefits to all of our employees, including the named executive officers, in the event their employment is terminated (other than “for cause” and other non-qualifying terminations defined in the plan). Mr. McCausland is also party to an Amended and Restated Executive Severance Agreement, as discussed below, that provides for severance benefits in the event of a qualifying termination of employment. These arrangements are intended to attract and retain qualified executives who may have other employment alternatives that may appear to them to be less risky absent these arrangements. For a more detailed description of the benefits which our named executive officers may be eligible to receive under the Severance Pay Plan and the benefits which Mr. McCausland may be eligible to receive under his Amended and Restated Executive Severance Agreement, see “Severance Benefits” found on page 41 of this proxy statement.

Airgas has entered into “change of control” agreements with Messrs. McCausland, McLaughlin, Molinini, Powers and Young and five other executive officers. These agreements provide salary and benefit continuation if (1) there is a change of control of Airgas, and (2) a qualifying termination of a covered executive’s employment within three years following a change of control. These arrangements are designed to preserve our human resources in the event of a potentially disruptive change of control. For more detail regarding the “change of control” agreements, see “Potential Change of Control Payments.”

Under an arrangement originally entered into in 1992, which was amended in the Amended and Restated Executive Severance Agreement, in the event of the termination of Mr. McCausland’s employment for any reason, other than for “material dishonesty,” including a change of control, Mr. McCausland is entitled to a payment equal to two times his annual salary, the continuation of health insurance and other employee benefits for a three-year period and automatic vesting of all of his stock options. The limitation under Mr. McCausland’s change of control agreement would include the amount payable under his severance agreement for determining whether benefits would be reduced under his change of control agreement to comply with the limitation of 2.99 times his average annual compensation for the preceding five years.

Perquisites and Personal Benefits

Mr. McCausland received an automobile allowance, a company-paid physical examination and a company-paid airline club membership during the 2012 fiscal year. Mr. McCausland, with the approval of our Board, utilized our corporate aircraft for personal use; however he reimbursed Airgas for all direct costs associated with that personal use of the corporate aircraft. The amount of such reimbursement during the 2012 fiscal year was $135,327. Mr. Young received a company-paid physical examination during the 2012 fiscal year. There were no other perquisites for executive officers during the 2012 fiscal year, except those benefits generally available to all management employees. For a more detailed description of the perquisites and personal benefits received by our named executive officers, see the table on page 37 of this proxy statement entitled, “All Other Compensation for the 2012 Fiscal Year.”

Other Matters

Stock Ownership Guidelines

We believe that stock ownership guidelines help to further focus our management team on the long-term success of our business and the interests of our stockholders. All employees at the Vice President level and higher and all presidents of our subsidiaries are expected to acquire and hold, within five years after accepting their positions, the lesser of a fixed number of Airgas shares or Airgas shares with a value equal to a designated multiple of their base salary. The Governance and Compensation Committee of the Board revised the guidelines in August 2011. There are five tiers within our management team covered by ownership guidelines, designated as follows: for the Chief Executive Officer and the Executive Chairman, the minimum level is the lesser of 200,000 shares or a value equal to five times base salary; for the Executive Vice President and the Chief Financial Officer, 75,000 shares or a value equal to three times base salary; for the other executive officers, 40,000 shares or a value equal to three times base salary; for selected other corporate senior officers, 40,000 shares or a value equal to two times base salary; and for other Vice Presidents and subsidiary Presidents, 25,000 shares or a value equal to one times base salary. In each case, shares under vested options are counted to satisfy 90% of the number of shares guidelines, and 60% of in-the-money value of vested options are included to satisfy the value guidelines.

Under the guidelines, our executives are expected to satisfy their designated ownership levels as of the fifth anniversary of the date on which the executive became covered by the applicable ownership guideline tier. All of our named executive officers and all but one other executive officer, who is not yet required to satisfy the stock ownership guidelines, have already met their expected ownership levels.

Implications of Tax and Accounting Matters

Deductibility of Executive Compensation. Airgas is able to take deductions in excess of $1 million for certain performance-based incentives, including incentives provided under certain plans approved by our stockholders, paid to the persons identified in Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code. Under Section 162(m), corporations may not deduct, when computing taxable income, salary and non-performance based compensation exceeding $1 million paid to a single executive. While Airgas seeks to structure compensation it pays so that it is eligible for deduction, if compliance with the terms of Section 162(m) conflicts with our compensation philosophy, or with actions that the Committee believes are in the best interests of Airgas and our stockholders, the Committee may conclude that payment of non-deductible compensation is appropriate under the circumstances to allow us to pay competitive compensation to our executive officers. For the 2012 fiscal year, Mr. McCausland was paid $312,037 of non-deductible compensation under Section 162(m).

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 became law, changing tax rules applicable to “nonqualified deferred compensation arrangements.” A more detailed discussion of our nonqualified deferred compensation arrangements is provided on page 40 under the heading “Nonqualified Deferred Compensation for the 2012 Fiscal Year.”

REPORT OF THE GOVERNANCE AND COMPENSATION COMMITTEE

The Governance and Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement, which is incorporated by reference into our 2012 Annual Report on Form 10-K filed with the SEC.

Governance and Compensation Committee

Lee M. Thomas, Chair

James W. Hovey

Paula A. Sneed

David M. Stout

EXECUTIVE COMPENSATION

Executive Compensation Tables

The following table sets forth certain information concerning the compensation earned during the fiscal year ended March 31, 2012 by our named executive officers based on salary and bonus earned during the 2012 fiscal year.

Summary Compensation Table for the 2012 Fiscal Year

Name and Principal Position(1)	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation ($)(6)	Total ($)
Peter McCausland	2012	900,000	270,000	2,517,504	900,000	-0-	25,848	4,613,352
Chairman, President and	2011	887,500	270,000	2,498,892	1,219,500	-0-	10,600	4,886,492
Chief Executive Officer	2010	825,000	123,750	2,163,195	239,250	-0-	13,758	3,364,953

Robert M. McLaughlin	2012	436,980	-0-	572,160	225,000	-0-	5,160	1,239,300
Senior Vice President	2011	379,170	-0-	567,930	269,591	-0-	8,775	1,225,466
and Chief Financial Officer	2010	322,920	-0-	418,218	46,823	-0-	4,900	792,861

Michael L. Molinini	2012	683,105	-0-	915,456	490,000	-0-	3,928	2,092,489
Executive Vice President	2011	627,815	-0-	908,688	514,158	-0-	3,744	2,054,405
and Chief Operating Officer	2010	614,000	-0-	865,278	106,836	-0-	3,675	1,589,789

B. Shaun Powers	2012	313,741	-0-	320,410	206,859	-0-	4,942	845,952
Division President	2011	304,431	-0-	304,410	210,372	-0-	4,941	824,154
	2010	297,732	-0-	263,910	21,586	-0-	4,671	587,899

Robert H. Young, Jr.	2012	377,275	-0-	251,750	190,000	-0-	8,455	827,480
Senior Vice President	2011	344,100	35,511	233,987	250,065	-0-	5,400	869,063
and General Counsel	2010	269,100	-0-	200,456	39,020	-0-	4,900	513,476

(1)	Each of the named executive officers contributed a portion of his salary to our 401(k) Plan.
(2)	As discussed beginning on page 27 of this proxy statement under “Compensation Discussion and Analysis — Components of Executive Compensation for the 2012 Fiscal Year — Annual Cash Incentive Awards — Management Bonus Plans — Discretionary Annual Bonuses Under the Management Bonus Plans,” our Governance and Compensation Committee awarded Mr. McCausland an extraordinary award for the 2010, 2011 and 2012 fiscal years, and awarded Mr. Young an extraordinary award for the 2011 fiscal year. The Governance and Compensation Committee did not award any other discretionary compensation for the 2010, 2011 or 2012 fiscal years to any other named executive officers.
(3)	The amounts shown reflect the aggregate grant date fair value of stock options granted during the 2010, 2011 and 2012 fiscal years, computed in accordance with FASB ASC Topic 718. These dollar amounts do not correspond to the actual value that may be realized by the named executive officers. For information on the valuation assumptions made in the calculation of these amounts, refer to Note 13 to Airgas’ consolidated financial statements for the fiscal year ended March 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on May 29, 2012. See the table under “Grants of Plan-Based Awards in the 2012 Fiscal Year” for information on the options granted in the 2012 fiscal year to the named executive officers.
(4)

The amounts shown reflect cash incentive awards earned by our named executive officers under the stockholder-approved Executive Bonus Plan for performance in fiscal years 2010, 2011 and 2012, based on performance criteria established at the beginning of the 2010, 2011 and 2012 fiscal years by the Governance and Compensation Committee. For officers with corporate-wide responsibilities, including Messrs. McCausland, McLaughlin, Molinini and Young, the Committee established two formulaic performance criteria for the fiscal year — earnings before interest, taxes, depreciation and amortization (EBITDA), and return on capital (ROC). In addition, a portion of each of their awards is based on achievement of individual performance goals set at the beginning of each fiscal year, and does not rely on formulas for determining the attainment levels. The individual performance goals are related to significant projects or strategic milestones and achievement is assessed following the end of the fiscal year. For officers with division responsibility, including Mr. Powers, the Committee established four formulaic performance criteria for the fiscal year — Corporate EBITDA, Division EBITDA, Division ROC and gross profit for specific product lines or market segments.
(5)	Airgas offers its executive officers an opportunity to defer earnings pursuant to the Deferred Compensation Plan II. Until May 31, 2004, Airgas offered its executive officers an opportunity to defer earnings pursuant to the Deferred Compensation Plan I. Under each plan, earnings are calculated in the same manner and at the same rate as earnings on externally-managed, publicly-available mutual funds or on an externally-managed fund tracking Airgas’ common stock. We believe earnings in the deferred compensation plans are not considered above-market or preferential earnings for the purposes of this Summary Compensation Table. Airgas does not offer its executive officers a defined benefit pension plan. See the table under “Nonqualified Deferred Compensation for the 2012 Fiscal Year” on page 40 of this proxy statement for additional information.
(6)	The amounts shown consist of the following items detailed in the table under “All Other Compensation for the 2012 Fiscal Year”:

•	contributions by the company to the named executive officer’s 401(k) plan account;

•	an automobile allowance;

•	an airline club membership; and

•	company-paid physical examinations.

All Other Compensation for the 2012 Fiscal Year

The table below presents an itemized account of “All Other Compensation” provided to our named executive officers during the 2012 fiscal year, regardless of the amount and any minimum thresholds provided under SEC rules and regulations. Consistent with our philosophy of “pay for performance,” perquisites and other compensation are limited in scope and amount.

Name	Matching Contributions to 401(k) ($)	Airline Club ($)	Auto Allowance ($)	Physical Examination ($)	Total All Other Compensation ($)
Peter McCausland(1)	3,000	400	7,037	15,411	25,848
Robert M. McLaughlin	5,160	-0-	-0-	-0-	5,160
Michael L. Molinini	3,928	-0-	-0-	-0-	3,928
B. Shaun Powers	4,942	-0-	-0-	-0-	4,942
Robert H. Young, Jr.	4,955	-0-	-0-	3,500	8,455

(1)	Mr. McCausland reimbursed Airgas $135,327 for all direct costs associated with his personal use of the corporate aircraft. The amount reimbursed reflects the aggregate incremental cost to Airgas as recognized under SEC Regulation S-K. In determining the incremental costs for personal use, we considered fuel, supplies, contracted pilot fees, hangar and landing fees, excise tax and travel expenses for the flight crew.

Grants of Plan-Based Awards in the 2012 Fiscal Year

The following table sets forth information about equity awards and potential future non-equity incentive payouts provided to our named executive officers during the 2012 fiscal year under the 2006 Equity Plan and the Management Bonus Plans.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)(2)	Grant Date Fair Value of Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Peter McCausland	5/17/2011	229,600	900,000	1,219,500	—	—	—
		—	—	—	110,000	66.50	2,517,504

Robert M. McLaughlin	5/17/2011	57,150	225,000	304,875	—	—	—
		—	—	—	25,000	66.50	572,160

Michael L. Molinini	5/17/2011	124,460	490,000	663,950	—	—	—
		—	—	—	40,000	66.50	915,456

B. Shaun Powers	5/17/2011	57,614	189,518	271,011	—	—	—
		—	—	—	14,000	66.50	320,410

Robert H. Young, Jr.	5/17/2011	48,260	190,000	257,450	—	—	—
		—	—	—	11,000	66.50	251,750

(1)	These columns show the potential value of the payouts for each named executive officer under the Management Bonus Plan for the 2012 fiscal year if the threshold, target or maximum goals are satisfied for all performance goals. The potential payouts are performance-driven and therefore completely at risk. The performance criteria, performance goals and salary and incentive award percentages for determining the payouts are described under “Compensation Discussion and Analysis — Components of Executive Compensation for the 2012 Fiscal Year — Annual Cash Incentive Awards — Management Bonus Plans” beginning on page 27 of this proxy statement.
(2)	The Governance and Compensation Committee met and approved the grants of stock options under our 2006 Equity Plan to our named executive officers on May 17, 2011. Each of the grants has an exercise price equal to the closing price of our common stock on such date. All of the stock options detailed in the table have a term of eight years.

Outstanding Equity Awards at 2012 Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date(1)
	Exercisable (#)	Unexercisable (#)
Peter McCausland	115,000	—	19.22	5/12/2013
	115,000	—	21.15	5/25/2014
	110,000	—	24.09	5/24/2015
	100,000	—	36.17	5/23/2014
	125,000	—	43.62	5/08/2015
	93,750	31,250	60.84	5/20/2016
	75,000	75,000	43.06	5/19/2017
	27,500	82,500	62.23	5/25/2018
	—	110,000	66.50	5/17/2019

Robert M. McLaughlin	5,000	—	21.15	5/25/2014
	9,400	—	24.09	5/24/2015
	10,000	—	36.17	5/23/2014
	26,600	—	43.62	5/08/2015
	18,750	6,250	60.84	5/20/2016
	14,500	14,500	43.06	5/19/2017
	6,250	18,750	62.23	5/25/2018
	—	25,000	66.50	5/17/2019

Michael L. Molinini	17,300	—	19.22	5/12/2013
	15,600	—	21.15	5/25/2014
	30,000	—	24.09	5/24/2015
	28,700	—	36.17	5/23/2014
	28,700	—	43.62	5/08/2015
	22,500	7,500	60.84	5/20/2016
	30,000	30,000	43.06	5/19/2017
	10,000	30,000	62.23	5/25/2018
	—	40,000	66.50	5/17/2019

B. Shaun Powers	20,800	—	19.22	5/12/2013
	18,000	—	21.15	5/25/2014
	16,900	—	24.09	5/24/2015
	15,800	—	36.17	5/23/2014
	15,800	—	43.62	5/08/2015
	11,850	3,950	60.84	5/20/2016
	9,150	9,150	43.06	5/19/2017
	3,350	10,050	62.23	5/25/2018
	—	14,000	66.50	5/17/2019

Robert H. Young, Jr.	17,000	—	52.16	10/01/2015
	9,000	3,000	60.84	5/20/2016
	6,950	6,950	43.06	5/19/2017
	2,575	7,725	62.23	5/25/2018
	—	11,000	66.50	5/17/2019

(1)	The stock options listed above vest in 25% increments per year over four years. Stock options granted to the named executive officers since the 2007 fiscal year have eight-year terms, subject to earlier termination or expiration in the event of termination of service or as otherwise set forth in the 2006 Equity Plan. All stock options granted to the named executive officers prior to the 2007 fiscal year have 10-year terms, subject to earlier termination or expiration in the event of termination of service or as otherwise set forth in the 1997 Plan.

Option Exercises During the 2012 Fiscal Year

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)
Peter McCausland	125,000	6,837,500
Robert M. McLaughlin	29,500	1,602,252
Michael L. Molinini	18,700	1,013,510
B. Shaun Powers	22,500	1,314,711
Robert H. Young, Jr.	-0-	-0-

Equity Compensation Plan Information

The following table sets forth information as of March 31, 2012 with respect to the shares of our common stock that may be issued upon the exercise of options, warrants and rights under our equity compensation plans which were approved by our stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2):
Employee Stock Purchase Plan	79,208	$51.61	1,743,296
2006 Equity Plan	6,584,482	$47.08	1,858,437

Equity compensation plans not approved by security holders	—	—	—

Total	6,663,690	$47.13	3,601,733

(1)	The Employee Stock Purchase Plan, which was approved by our stockholders at the 2003 Annual Meeting of Stockholders and as amended and restated was approved at our 2006 and 2010 Annual Meetings of Stockholders, encourages and assists employees in acquiring an equity interest in Airgas by allowing eligible employees to purchase common stock at a discount.
(2)

The 2006 Equity Plan, which was approved by our stockholders at our 2006 Annual Meeting of Stockholders and as amended and restated was approved at our 2009 Annual Meeting of Stockholders, and as further amended and restated is being submitted to the stockholders for approval at the 2012 Annual Meeting, replaced both the 1997 Plan, and the 1997 Directors’ Stock Option Plan, referred to as the Directors’ Plan. Shares subject to outstanding stock options that terminate, expire or are canceled without having been exercised and shares available for issuance under the 1997 Plan and the Directors’ Plan were carried forward to the 2006 Equity Plan. As of March 31, 2012, only stock options have been granted under the 2006 Equity Plan and predecessor stock option plans.

Nonqualified Deferred Compensation for the 2012 Fiscal Year

The Deferred Compensation Plan I is a nonqualified, unfunded plan. In May 2004, our Board authorized the termination of the plan for new participants and the discontinuance of further deferrals by existing participants after May 31, 2004. The Deferred Compensation Plan I provided employees the opportunity to defer base salary and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the performance of selected mutual funds. All named executive officers were eligible, but only Mr. Molinini held balances in the Deferred Compensation Plan I during the 2012 fiscal year.

The Deferred Compensation Plan II is a nonqualified, unfunded plan available for contribution since July 1, 2006. The Deferred Compensation Plan II provides employees the opportunity to defer base salary and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the performance of selected mutual funds and a choice to track Airgas common stock. There are no Airgas contributions to the Deferred Compensation Plan II. The purpose of the salary and bonus deferral program is to provide “highly compensated” employees with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal. All named executive officers were eligible, but none participated in the Deferred Compensation Plan II during the 2012 fiscal year.

Name	Executive Contributions in FY 2012 ($)	Registrant Contributions in FY 2012 ($)	Aggregate Earnings in FY 2012 ($)(1)	Aggregate Withdrawals/ Distributions in FY 2012 ($)	Aggregate Balance at 3/31/12 ($)
Peter McCausland	-0-	-0-	-0-	-0-	-0-
Robert M. McLaughlin	-0-	-0-	-0-	-0-	-0-
Michael L. Molinini	-0-	-0-	3,979	-0-	606,300
B. Shaun Powers	-0-	-0-	-0-	-0-	-0-
Robert H. Young, Jr.	-0-	-0-	-0-	-0-	-0-

(1)	Reflects earnings on balances in the Deferred Compensation Plan I and the Deferred Compensation Plan II. Earnings are from tracking the results of mutual funds and a fund tracking Airgas common stock as selected by the named executive officer from the fund choices offered in each plan.

Potential Payments upon Termination

Mr. McCausland is eligible to receive benefits in the event his employment is terminated (1) by Airgas without cause, (2) upon his retirement, disability or death or (3) in certain circumstances following a change in control. The amount of benefits will vary based on the reason for the termination. Our other executive officers are eligible to receive benefits in the event their employment is terminated (1) by Airgas due to relocation or elimination of the executive’s position, (2) upon their retirement, disability or death or (3) in certain circumstances following a change in control.

The following sections present calculations as of March 31, 2012 of the estimated benefits our named executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount a named executive officer would receive if an eligible termination event were to occur.

In addition to the amounts disclosed in the following sections, each named executive officer would retain the amounts which he has earned or accrued over the course of his employment prior to the termination event, such as the named executive officer’s balances under our deferred compensation plans, accrued retirement benefits and previously vested stock options. For further information about previously earned and accrued amounts, see the tables entitled “Summary Compensation Table for the 2012 Fiscal Year,” “Outstanding Equity Awards at 2012 Fiscal Year-End,” “Option Exercises During the 2012 Fiscal Year” and “Nonqualified Deferred Compensation for the 2012 Fiscal Year.”

Severance Benefits

If the employment of a named executive officer, other than Mr. McCausland, is terminated due to (1) a lack of work, (2) a reorganization of our business, (3) the closing of all or a portion of the named executive officer’s principal workplace or (4) economic conditions, and not as a result of a “change of control,” the named executive officer may be entitled to receive benefits under our Severance Pay Plan. Messrs. McLaughlin, Molinini, Powers and Young participate in our severance plan, which is generally available to other employees. Severance-related benefits under the plan are provided only if the participant executes a separation agreement prepared by Airgas, which includes a release of claims in consideration of the payments.

Under Mr. McCausland’s Amended and Restated Executive Severance Agreement, in the event that Mr. McCausland’s employment is terminated by Airgas for reasons other than “cause,” he would receive a lump-sum payment equal to two times his annual salary that was in effect at the end of his active employment, payments equal to the premium cost that Mr. McCausland would pay at COBRA rates for health and welfare benefits for 36 months following active employment and immediate vesting of all unvested stock options and restricted stock. We have never granted any restricted stock under the 2006 Equity Plan. All stock options held by Mr. McCausland on his termination date would remain exercisable until the option’s expiration date.

The following table presents the estimated separation benefits that would have been required to be paid to Mr. McCausland under the terms of his severance agreement if his employment had been terminated, other than for “cause,” as of March 31, 2012.

Named Executive Officer	Severance Payments ($)(1)	Vesting of Unvested Stock Options ($)(2)	Health & Welfare Benefits ($)(3)	Total ($)
Peter McCausland	1,800,000	9,000,063	16,151	10,816,214

(1)	Represents a lump-sum payment equal to two times Mr. McCausland’s annual salary.
(2)	The value of accelerated vesting of stock options is estimated using the in-the-money value as of March 31, 2012, based on a stock price of $88.97.
(3)	The estimated net cost to Airgas of the COBRA payments for Mr. McCausland’s health and welfare benefits continued for 36 months.

Retirement, Disability and Death

Death or Retirement

To be eligible for retirement, an executive officer must be at least age 65 or have combined age and Airgas service at least equal to 75 years. Messrs. McCausland and Molinini are the named executive officers who are eligible for retirement as of March 31, 2012. In the event of retirement or termination of employment due to death if an executive is eligible for retirement, the executive or his beneficiary is entitled to vesting of an additional year of unvested stock options, and upon termination due to death or retirement, the executive or his or her beneficiary has the right to exercise the vested stock options under the same terms as an active employee (i.e., until the original expiration dates unless terminated earlier under the terms of the applicable equity plan). Additionally, the named executive officer or his or her beneficiary is entitled to the executive’s annual incentive cash bonus award, prorated based upon the number of days the executive was an active employee with Airgas during the fiscal year, on the next bonus payment date. In the event of a named executive officer’s death, his or her beneficiary also would receive payouts under Airgas-funded life insurance policies.

The following table presents the estimated benefits payable, based on death or retirement on March 31, 2012.

Named Executive Officer	Bonus Payment ($)(1)	Vesting of Unvested Stock Options ($)(2)	Total ($)
Peter McCausland	1,170,000	3,953,963	5,123,963
Robert M. McLaughlin	225,000	-0-	225,000
Michael L. Molinini	490,000	1,391,725	1,881,725
B. Shaun Powers	206,859	-0-	206,859
Robert H. Young, Jr.	190,000	-0-	190,000

(1)	Represents the named executive officer’s full bonus for the 2012 fiscal year payable on June 15, 2012.

(2)	The value of accelerating the vesting of the next tranche of each stock option is estimated using the in-the-money value as of March 31, 2012, based on a stock price of $88.97. If the termination is due to the death of an executive officer, this amount would only be payable if the executive were eligible for retirement at the time of death.

Disability

Upon an executive’s termination of employment due to disability, the named executive officer would receive the stock option benefits described above, if the executive is eligible for retirement.

The following table presents the estimated benefits payable upon disability as of March 31, 2012.

Named Executive Officer	Vesting of Unvested Stock Options ($)(1)
Peter McCausland	3,953,963
Robert M. McLaughlin	-0-
Michael L. Molinini	1,391,725
B. Shaun Powers	-0-
Robert H. Young, Jr.	-0-

(1)	The value of accelerating the vesting of the next tranche of each stock option is estimated using the in-the-money value as of March 31, 2012, based on a stock price of $88.97.

Potential Change of Control Payments

We have agreements with all the named executive officers, which take effect only if a “change of control” occurs. The severance and other benefits payable to the named executive officers under their agreements are due only if (1) there is a change of control and (2) we terminate their employment other than for cause, or if they terminate their employment for good reason within three years following a change of control, commonly referred to as a “Double Trigger.” Good reason includes a material diminution of position, a material decrease in base compensation, a material breach of any employment agreement or a material change in location.

The change of control agreements entitle the executive officers to a lump-sum payment equal to two times their annual base salary prior to the executive’s separation from service or change of control (whichever is greater) plus two times their annual cash incentive bonus last paid to them prior to the change of control. Mr. McCausland also is entitled to a lump-sum payment equal to two times his annual base salary, as described above under “Severance Benefits.” The agreements also accelerate vesting of all outstanding unvested stock options and restricted stock grants and entitle the named executive officer to continuation of health and welfare benefits for up to 36 months. In the aggregate, the benefits under these agreements are capped at 2.99 times the average base compensation as defined in Section 280G of the Code.

A “change of control” is defined in the agreements to include a change in a majority of the Board, consummation of certain mergers and the sale of all or substantially all of Airgas’ assets. The “change of control” definition also includes events in which a party (other than Mr. McCausland) acquires 20% or more of the combined voting power of our then-outstanding securities, or in which Mr. McCausland, together with all affiliates and associates, acquires 30% or more of the combined voting power of our then-outstanding securities.

The following table assumes that each named executive officer is terminated after a change of control for reasons other than cause, retirement, disability or death. These values are estimated as of March 31, 2012.

Named Executive Officer	Severance Payments ($)	Vesting of Unvested Stock Options ($)(2)	Health & Welfare Benefits ($)(3)	Total ($)
Peter McCausland(1)	6,579,000	9,000,063	16,151	15,595,214
Robert M. McLaughlin	1,439,182	1,904,633	16,151	3,359,966
Michael L. Molinini	2,428,316	3,289,275	16,151	5,733,742
B. Shaun Powers	1,052,472	1,114,507	16,151	2,183,130
Robert H. Young, Jr.	1,090,378	857,201	35,982	1,983,561

(1)	Mr. McCausland would have received the severance payment under his severance agreement (two times his annual base salary) in addition to the severance payment under his change of control agreement (two times his annual base salary plus two times his annual cash incentive bonus last paid to him prior to the change of control).
(2)	The value of accelerated vesting of stock options is estimated using the in-the-money value as of March 31, 2012, based on a stock price of $88.97.
(3)	The estimated net cost to Airgas of health and welfare benefits continued for 36 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which Airgas and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Airgas or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Airgas or a related person are disclosed in this proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Airgas;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Airgas; and

•	any other matters the Committee deems appropriate.

Transactions

Since the beginning of the 2012 fiscal year, we have not engaged in any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, to which Airgas or any of its subsidiaries was or is to be a participant (1) in which the amount involved exceeds $120,000 and (2) in which any of our directors, executive officers or persons known to us to be beneficial owners of more than 5% of our common stock, or members of the immediate families of those individuals, had or will have, a direct or indirect material interest.

We do have business relationships with corporations or other organizations in which a director, nominee for director or executive officer of Airgas may also be a director, executive officer, investor or trustee, or have some other similar direct or indirect relationship with the other corporation or organization. For example, we provide goods and services to, and purchase goods and services from, companies such as Rayonier, Inc. (of which Lee M. Thomas, one of our directors, was Chairman and Chief Executive Officer), and American Water Works Company, Inc. (of which Ellen C. Wolf, one of our directors, is Senior Vice President and Chief Financial Officer). In all instances, including those described above, we enter into these arrangements in the ordinary course of business and each party provides to or receives from the other the relevant goods and services on a non-exclusive basis at arms-length negotiated rates. In addition, none of our directors was directly involved with the negotiation or consummation of any such arrangement. While any revenue, profits or other aspects of a business relationship with us may, of course, affect the individual’s overall compensation or value of his or her investments in the other corporation or organization, we do not believe that in any of these cases the relevant director receives or has received any compensation from the other corporation that is directly linked to an Airgas-related business arrangement. None of these arrangements is material to us or to the other corporation or organization involved, and we do not believe that any indirect interest that our directors may have with respect to such an arrangement is material.

SECURITY OWNERSHIP

The following table sets forth certain information, according to information supplied to Airgas, regarding the number and percentage of shares of our common stock beneficially owned on March 31, 2012 (1) by each person who is the beneficial owner of more than 5% of our common stock, (2) by each director and nominee for director, (3) by each named executive officer and (4) by all of our directors, nominees for director and executive officers as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Shares Outstanding
Peter McCausland	8,398,673	(3)(4)(5)(6)	10.8%

Bonnie F. McCausland	7,451,308	(6)(7)	9.7%

John P. Clancey	11,782	(3)	*

James W. Hovey	119,032	(3)	*

Robert L. Lumpkins	11,282	(3)	*

Ted B. Miller, Jr.	21,282	(3)	*

Paula A. Sneed	92,028	(3)	*

David M. Stout	82,483	(3)	*

Lee M. Thomas	82,157	(3)	*

John C. van Roden, Jr.	41,822	(3)(8)	*

Ellen C. Wolf	23,205	(3)	*

Robert M. McLaughlin	132,444	(3)(5)(9)	*

Michael L. Molinini	238,003	(3)	*

B. Shaun Powers	136,280	(3)	*

Robert H. Young, Jr.	55,971	(3)	*

All directors and executive officers as a group (23 persons)	10,550,090	(3)(4)(5)(6)(8)(10)	13.3%

*	Less than 1% of our outstanding common stock.
(1)	The address for all of the directors and executive officers set forth above and Mrs. McCausland is c/o Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087.
(2)	Includes all options and other rights to acquire shares exercisable on or within 60 days of March 31, 2012.
(3)	Includes the following number of shares of our common stock which may be acquired by certain directors, executive officers and 5% stockholders through the exercise of options that were exercisable as of March 31, 2012 or became exercisable within 60 days of that date: Mr. McCausland, 885,000 shares; Mr. Clancey, 11,282 shares; Mr. Hovey, 67,782 shares; Mr. Lumpkins, 11,282 shares; Mr. Miller, 11,282; Ms. Sneed, 67,782 shares; Mr. Stout, 59,782 shares; Mr. Thomas, 44,782 shares; Mr. van Roden, 36,822 shares; Ms. Wolf, 23,055 shares; Mr. McLaughlin, 116,500 shares; Mr. Molinini, 225,300 shares; Mr. Powers, 127,025 shares; Mr. Young, 47,325 shares; and all directors and executive officers as a group, 2,424,526 shares.
(4)	Investment and/or voting power with respect to 6,995,655 of such shares are shared with, or under the control of, Mr. McCausland’s spouse, Bonnie McCausland, 111,613 shares are held by a charitable foundation of which Mr. McCausland is an officer and director and 342,540 shares are held by four separate grantor retained annuity trusts of which Mr. McCausland and Mrs. McCausland are co-trustees.

(5)	Includes the following shares of our common stock held under our 401(k) Plan as of March 31, 2012: Mr. McCausland, 48,165 shares; Mr. McLaughlin, 412 shares; and all executive officers as a group, 68,831 shares.
(6)	2,000,000 of such shares are pledged as collateral for a $55,000,000 line of credit with a brokerage firm.
(7)	Investment and/or voting power with respect to 6,995,655 of such shares are shared with, or under the control of, Mrs. McCausland’s spouse, Peter McCausland, 111,613 shares are held by a charitable foundation of which Mrs. McCausland is an officer and director, 342,540 shares are held by four separate grantor retained annuity trusts of which Mr. McCausland and Mrs. McCausland are co-trustees and 1,500 shares are held in Mrs. McCausland’s individual IRA account.
(8)	Includes 3,000 shares owned by a general partnership of which Mr. van Roden is a 0.5% owner and a general partner.
(9)	7,310 of such shares are pledged as collateral for a $241,000 loan under a cash management (margin) account with a brokerage firm.
(10)	22,496 of such shares are pledged as collateral for outstanding loans under a cash management (margin) accounts with brokerage firms.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of the securities with the SEC and the NYSE. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. We are aware of one 10% stockholder who is also an officer and a director.

Based solely on our review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required, we believe that all of our officers and directors complied with all filing requirements applicable to them, with the exception of:

•	four of our associates who, due to administrative error, failed to file Forms 3 on a timely basis upon becoming executive officers of Airgas in connection with employment promotions;

•	one non-employee director who, due to administrative error, failed to file a Form 4 on a timely basis in connection with the purchase of a small number (150) of shares of our common stock; and

•

one stockholder who, due to administrative error, failed to file a Form 3 on a timely basis upon becoming a 10% stockholder as a result of the execution of a stock repurchase plan we initiated during the 2012 fiscal year.

In each instance mentioned above, the reporting person filed the appropriate form with the SEC as soon as practicable after discovering the error.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended March 31, 2012 with our management and with the independent registered public accounting firm. The Audit Committee reviewed with the independent registered public accounting firm its judgment as to the quality of our application of U.S. generally accepted accounting principles and other such matters as required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee discussed with both our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee periodically met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, evaluations of our internal control over financial reporting and the overall quality of our financial reporting.

The Audit Committee has received written disclosure and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with its independent registered public accounting firm its independence from Airgas and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2012 for filing with the Securities and Exchange Commission. The Audit Committee also appointed, and the Board of Directors is proposing that the stockholders ratify the appointment of, KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year.

Audit Committee

John C. van Roden, Jr., Chair

Robert L. Lumpkins

Paula A. Sneed

Ellen C. Wolf

PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN

(PROPOSAL 2)

We will present a proposal at the Annual Meeting to approve an amendment to and a restatement of our 2006 Equity Plan. The full text of the plan, as proposed to be amended and restated, is attached as Appendix B. The following summary is subject to and qualified in its entirety by reference to Appendix B.

The second amended and restated 2006 Equity Plan provides for an increase in the aggregate number of shares of our common stock reserved for issuance from 5,800,000 shares to 9,800,000 shares and for the modifications discussed below. On August 9, 2006, the date our stockholders approved the 2006 Equity Plan, the number of shares reserved for issuance under the plan, in addition to the 3,200,000 shares initially authorized for issuance under the 2006 Equity Plan, included 1,311,799 shares that remained available for issuance under the 1997 Plan and the Directors’ Plan, each of which was terminated on that date. In addition, under the terms of the 2006 Equity Plan, shares subject to outstanding stock options under the 1997 Plan and the Directors’ Plan that terminate, expire or are canceled without having been exercised become available for grant under the 2006 Equity Plan. On May 19, 2009, our Board of Directors adopted, subject to stockholder approval, the amended and restated 2006 Equity Plan, which, among other things, increased the number of shares available for issuance from 3,200,000 to 5,800,000. Our stockholders approved the amended and restated Equity Plan on August 18, 2009. As of March 31, 2012, options to acquire 6,584,482 shares were outstanding under the 2006 Equity Plan, and 1,858,437 shares remained available for future issuance.

The amendment will modify the 2006 Equity Plan as follows:

•	Section 5.1 will be modified to change the maximum number of shares available for issuance under the 2006 Equity Plan from 5,800,000 to 9,800,000;

•

Section 5.1 will be modified to add a provision that 2.5 shares will be deducted from the shares available for issuance under the 2006 Equity Plan for each share subject to a restricted share or restricted share unit award. This provision will be in lieu of, and in replacement for, the provision in Section 5.1 which limited to 1,000,000 the total number of shares under the plan that could be subject to such awards;

•

Section 5.3 will be modified to provide that shares surrendered for the payment of the exercise price or withholding taxes under stock options or stock appreciation rights, and shares repurchased on the open market with the proceeds of an option exercise, may not again be made available for issuance under the 2006 Equity Plan; and

•	Section 10.4 will be modified to prohibit repricing of stock options and stock appreciation rights

On July 2, 2012, our Board of Directors adopted the second amendment to and restatement of our 2006 Equity Plan, subject to stockholder approval. Our Board of Directors believes that an equity-based compensation program, under which we may grant equity-based awards to our directors, executives and a broad-based category of employees, is an integral component of our compensation program, and allows us to provide incentives to employees to enhance performance and to motivate them to remain with Airgas, to provide incentives to any employee who has made or may make a significant contribution to Airgas and to strengthen the identity of interests between employees and Airgas. In particular, our equity-based compensation program can be critical in retaining employees upon the consummation of acquisitions, in attracting committed directors and in recruiting employees and executives from companies with higher salary structures. Our Board believes that the 2006 Equity Plan is appropriate for a company of our size in the chemicals and distribution industries, and that it is in the best interests of Airgas and our stockholders. Accordingly, our Board of Directors believes that the approval of the second amended and restated 2006 Equity Plan is necessary to meet these objectives.

Vote Required for Approval

To be adopted, the amendment to and restatement of the 2006 Equity Plan must be approved by a majority of the outstanding shares of common stock present or represented and entitled to vote at the meeting and, under the rules of the NYSE, by a majority of votes cast on this proposal, provided that the total votes cast represent greater than 50% of the shares entitled to vote on this proposal. Under the rules of the NYSE, brokers will not be permitted to vote in favor of this matter unless the beneficial owner has provided specific voting instructions. Therefore, it is important that all stockholders consider and vote on this matter.

The Board of Directors unanimously recommends that you vote FOR the adoption of the Second Amended and Restated 2006 Equity Plan.

Description of the 2006 Equity Plan

Shares Available for Issuance

The 2006 Equity Plan, as proposed to be amended and restated, referred to as the 2006 Equity Plan, authorizes the granting of incentive stock options (as defined in Section 422(b) of the Code), non-qualified stock options, stock appreciation rights, restricted shares and restricted share units. A total of 9,800,000 shares of common stock (subject to adjustment as discussed below) have been reserved for issuance under awards to be granted under the 2006 Equity Plan, in addition to shares that were available for issuance under the 1997 Plan and the Directors’ Plan (the 1997 Plan and the Directors’ Plan collectively referred to as the “Prior Plans”) on August 9, 2006 that were carried forward to the 2006 Equity Plan. Any shares issued under options or stock appreciation rights will be counted against the number of shares issuable under the 2006 Equity Plan on a one-for-one basis and any shares issued pursuant to restricted share or restricted share unit awards will be counted against the limit as 2.5 shares of Common Stock for every one (1) share of our common stock subject to such award. Subject to the foregoing and the limitations described below, any of those shares may be subject to incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, restricted shares units or any combination of any of them. As of March 31, 2012, only stock options have been granted under the 2006 Equity Plan, and we have no present intent to issue awards other than stock options. On June 29, 2012, the last trading day of the quarter, the last sale price of our common stock on the NYSE was $84.01 per share.

Eligibility

Our employees, officers, non-employee directors and consultants are eligible to be selected by a committee of non-employee, independent members of our Board of Directors that administers the 2006 Equity Plan. As of March 31, 2012, there were more than 15,000 employees and nine non-employee directors who were eligible to participate in the 2006 Equity Plan. In any given year, no person may be granted stock options or stock appreciation rights with respect to more than 1,000,000 shares of our common stock and restricted shares and restricted share units with respect to more than 500,000 shares of common stock under the 2006 Equity Plan. In addition, no non-employee director may receive awards under the 2006 Equity Plan in any given year with respect to more than 100,000 shares of our common stock.

Share Counting

The number of shares that are considered issued under the 2006 Equity Plan equal the number of shares issued upon the full or partial exercise or settlement of an award and do not include the number of shares returned or delivered to us for any reason, including the full or partial cancellation, expiration, forfeiture, surrender or repurchase of an award. Notwithstanding the foregoing, the following shares of our common stock will not be added back (or with respect to Prior Plan awards, will not be added) to the aggregate number of shares of our common stock available for issuance under the 2006 Equity Plan: (a) shares of our common stock delivered to or withheld by us to pay the exercise price of a stock option; (b) shares of our common stock delivered to or withheld by us to pay the withholding taxes related to a stock option or stock appreciation right; (c) shares of our common stock repurchased on the open market with cash proceeds from the exercise of a stock option; or (d) shares of our common stock that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right.

Repricing Prohibited

Except in connection with an adjustment involving a change in our capitalization as provided for in the 2006 Equity Plan, the Committee may not authorize the amendment of any outstanding stock option or stock appreciation right to reduce the exercise price, and may not cancel outstanding stock option or stock appreciation right in exchange for stock options or stock appreciation rights having a lower exercise price, or cancel outstanding stock options or stock appreciation rights with an exercise price above the current stock price in exchange for cash or other securities, without the approval of Airgas’ stockholders.

Administration

The 2006 Equity Plan is administered by our Governance and Compensation Committee. The Committee has the full power and authority to determine the eligible persons to be granted awards and the number of shares subject thereto, subject to certain limitations in the 2006 Equity Plan. In addition, the determinations and the interpretation and construction of any provision of the 2006 Equity Plan by the Committee is final and conclusive.

Stock Options and Stock Appreciation Rights

The Committee has complete discretion to determine:

•	which eligible individuals are to receive option grants or stock appreciation rights;

•	the time or times when option and stock appreciation rights grants are to be made;

•	subject to certain limitations contained in the 2006 Equity Plan, the number of shares subject to, and the vesting schedule for, each option grant and stock appreciation right;

•	the designation of each stock option as either an incentive or a non-qualified stock option;

•

the maximum term for which each option grant and stock appreciation right is to remain outstanding, which term may not exceed 10 years, and for an incentive stock option granted to a person who owns more than 10% of our voting power may not exceed five years; and

•

the exercise price for each option and stock appreciation right, which may not be less than 100% of the fair market value (as defined in the 2006 Equity Plan) of the stock on the date of grant, provided that if the recipient of an incentive stock option owns more than 10% of our voting power, the exercise price must be at least 110% of the fair market value on the date of grant.

The Code allows an optionee to receive incentive stock options only to the extent that the aggregate amount of incentive stock options exercisable for the first time by an optionee during any calendar year does not exceed $100,000. Any stock option that is granted to an optionee who fails to meet the criteria for an incentive stock option will be treated as a non-qualified stock option.

The exercise price of an option may be paid in cash, by check, by the delivery of already-owned shares of common stock having a fair market value equal to the exercise price, by cashless exercise or arrangements substantially comparable to the foregoing as provided in the 2006 Equity Plan, or by such other forms of legal consideration as determined by the Committee, provided, however, that if the optionee acquired the stock to be tendered for payment directly or indirectly from us, he or she shall have owned such stock for six months prior to tendering such stock for the exercise of an option.

No stock option granted under the 2006 Equity Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During his or her lifetime, an optionee may transfer non-qualified stock options to immediate family members or trusts for the benefit of such persons or a partnership in which such persons are the only partners, provided that the optionee does not receive consideration for the transfer.

If the employment of a holder of stock appreciation rights or outstanding options under the 2006 Equity Plan is terminated for misconduct, all rights of such employee under the plan cease and the options or stock appreciation rights granted to such person become null and void for all purposes. The 2006 Equity Plan further provides that in most instances an option or stock appreciation right must be exercised by the holder within three months after the termination of such holder’s employment (for any reason other than termination for misconduct, mental or physical disability, death or, in the case of holders who are employees, retirement), if and to the extent such option or stock appreciation right was exercisable on the date of such termination. Generally, if a holder’s termination of employment is due to mental or physical disability, the holder will have the right to exercise the option or stock appreciation right (to the extent otherwise exercisable on the date of termination) for a period of 12 months from the date on which the holder suffers the mental or physical disability. If a holder dies while actively employed by us, the option or stock appreciation right may be exercised (to the extent otherwise exercisable on the date of death) until the expiration of the term of the option or stock appreciation right by the holder’s legal representative or persons to whom the option or stock appreciation right is transferred. If a holder’s termination of employment is due to retirement, or if the holder is eligible for retirement at the time of termination (other than if terminated for misconduct), the option or stock appreciation right may be exercised (to the extent exercisable on the date of termination or on the next anniversary of the date of grant) until the expiration of the term of the stock option or stock appreciation right. In the event of a holder’s death or termination, other than for misconduct, the Committee may provide on a case-by-case basis, and in its sole discretion, that options or stock appreciation rights are immediately exercisable for the total remaining number of shares covered by the options or stock appreciation rights.

Each stock appreciation right issued under the 2006 Equity Plan will entitle the holder to surrender the stock appreciation right for a distribution from us equal to the fair market value of a share of our common stock less the exercise price of the stock appreciation right. The distribution may be made in cash or in shares of our common stock, or in a combination of cash and shares, as determined by the Committee.

Unless the Committee provides otherwise in an award agreement, options and stock appreciation rights granted to a non-employee director that were exercisable prior to termination of such non-employee director’s service on the Board of Directors will remain exercisable after termination, except with respect to termination of service as a result of misconduct by the non-employee director or the non-employee director’s death, and will otherwise be governed by the same terms and conditions as options and stock appreciation rights granted to employees.

Restricted Shares and Restricted Share Units

The Committee may grant restricted shares and restricted share units to eligible employees and directors under the 2006 Equity Plan. A restricted share is a share of our common stock that is subject to restrictions as determined by the Committee. A restricted share unit entitles the holder to a distribution from us equal to the fair market value of a share of our common stock subject to restrictions as determined by the Committee. No participant may receive restricted share and restricted share unit awards in any given year with respect to more than 500,000 shares of our common stock. The Committee also has complete discretion to determine:

•	which eligible individuals are to receive restricted shares and restricted share units;

•	the time or times when grants of restricted shares and restricted share units are to be made;

•	the consideration, if any, to be paid for the restricted shares and restricted share units;

•	subject to the above limitations, the number of shares of common stock subject to restricted share and restricted share unit awards; and

•	subject to certain limitations contained in the 2006 Equity Plan, the vesting and/or settlement of the restricted shares and restricted share units.

The restrictions applicable to restricted shares and restricted share units may lapse in one or more installments over a period of service, may lapse upon the attainment by Airgas and/or the holder of certain performance milestones determined by the Committee or upon some combination of the holder’s serving for some period and the attainment of established performance goals. Restricted shares and restricted share units that (i) are based on the achievement of performance criteria and are intended to satisfy the conditions of Section 162(m) of the Code will not vest in less than one year and (ii) are based upon continued employment or the passage of time will not vest in less than three years, other than in connection with a change in control (as such term is defined in the 2006 Equity Plan) or as determined by the Committee in its sole discretion upon the participant’s death, permanent disability or retirement.

Qualifying Performance Criteria

The Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares of common stock to be granted, retained, vested or issuable pursuant to an award. The criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. Qualifying Performance Criteria means any one or more of the performance criteria listed below, either individually, alternatively or in combination, applied to either Airgas as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award agreement. The performance criteria may be (1) after tax cash flow, (2) earnings per share, (3) earnings before interest, taxes, depreciation and amortization, (4) free cash flow, (5) return on capital, (6) return on equity, (7) return on average capital employed, (8) sales, (9) operating expenses as a percentage of sales, (10) gross profit, (11) days’ purchases outstanding, (12) days’ sales outstanding, (13) operating income, (14) growth in stockholder value relative to a peer group index, (15) working capital and (16) economic value added.

Change in Control Transactions

For purposes of the 2006 Equity Plan, a “change in control” (as defined in the 2006 Equity Plan and described below) will be deemed to occur in the event of:

•

the consummation of any consolidation, share exchange or merger of Airgas (a) in which our stockholders immediately prior to such transaction do not own at least a majority of the voting power of the surviving entity or of the ultimate parent of such entity, in substantially the same proportion as the voting power of such stockholders immediately prior to such transaction, (b) in which one of our stockholders who does not own a majority of our voting stock immediately prior to such transaction, owns a majority of our voting stock immediately after such transaction, (c) following which Airgas is not the surviving entity or (d) following which Airgas is the surviving entity but the shares of our common stock are converted or exchanged into other property by virtue of the transaction;

•

any person or group (other than Peter McCausland, Airgas or any majority-owned subsidiary or any employee benefit plan) becomes the beneficial owner of securities representing more than 20% (or 30% in the case of Peter McCausland) of the total combined voting power of our then outstanding securities;

•

a change in the majority of the Board members during a two-year period without the approval of a majority of the Board members who have been Board members continuously since the beginning of such period;

•	stockholder approval of the liquidation or dissolution of Airgas; and

•	the sale of all or substantially all of our assets.

Under the 2006 Equity Plan, unless otherwise provided in a written agreement between Airgas and the holder of an award, in the event of a change in control triggered by a consolidation, share exchange or merger (as described above), all outstanding awards under the 2006 Equity Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, the vesting and exercisability provisions of such awards will be accelerated in full, and such awards will terminate if not exercised prior to the effective date of the change in control. In the event an award will terminate if not exercised, our Board or the Committee may provide, in its sole discretion, that the holder of such award may not exercise such award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price. In the event of a change in control triggered by the acquisition of Airgas securities, a change in the composition of the Board, certain asset sales or the liquidation of Airgas (as described above), the vesting and exercisability provisions of outstanding awards will be accelerated in full.

Amendment and Termination of the 2006 Equity Plan

Except as discussed below, the Board has complete and exclusive power and authority to amend or modify the 2006 Equity Plan in any, or all, respects. No amendment, however, may adversely affect the rights and obligations of awards outstanding under the plan at the time, without the consent of the award holder. In addition, the Board may not, to the extent required by applicable law or listing requirements, amend the 2006 Equity Plan without stockholder approval, to:

•

increase the maximum number of shares issuable under the plan, or the maximum amount of shares for which any one individual participating in the plan may be granted stock options, stock appreciation rights, restricted shares or restricted share units for any given year;

•	increase the number of persons or expand the class of persons eligible to receive awards; or

•	otherwise materially increase the benefits accruing to participants.

The 2006 Equity Plan will terminate on the date that is 10 years after its effective date or earlier at such time that all shares available for issuance under the 2006 Equity Plan have been issued.

Federal Income Tax Consequences

The following discussion summarizes the principal federal income tax consequences of the 2006 Equity Plan based on the Code and its regulations, and administrative and judicial interpretations. The summary does not address any foreign, state or local income tax consequences of participation in the 2006 Equity Plan.

Grants of Options

Under current tax laws, the grant of a stock option will not be a taxable event to the recipient optionee and we will not be entitled to a deduction with respect to such grant.

Exercise of Non-qualified Options and Subsequent Sale of Stock

Upon the exercise of a non-qualified stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of our common stock received over the exercise price. The taxable income recognized upon exercise of a non-qualified stock option will be treated as compensation income subject to withholding and we will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of our common stock received upon the exercise of a non-qualified stock option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of our common stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

Exercise of Incentive Stock Options and Subsequent Sale of Stock

The exercise of an incentive stock option will not be taxable to the optionee, and we will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the common stock acquired upon the exercise of an incentive stock option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of our common stock acquired upon the exercise of an incentive stock option in payment of the exercise price of an option before the expiration of the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent sale of the shares of our common stock received upon exercise of an incentive stock option, the optionee generally will recognize long-term gain (or loss) equal to the difference between the total amount realized and the exercise price of the option.

If an option that was intended to be an incentive stock option under the Code does not qualify for the generally favorable income tax treatment incentive stock options receive under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lesser of (i) the excess of the amount realized over the exercise price or (ii) the excess of the fair market value of our common stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize a capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of our common stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee’s holding period for such shares.

Notwithstanding the favorable tax treatment of incentive stock options for regular tax purposes, as described above, for alternative minimum tax purposes, an incentive stock option is generally treated in the same manner as a non-qualified stock option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an incentive stock option is exercised an amount equal to the excess of the fair market value of our common stock received as of the date of exercise over the exercise price. If, however, an optionee disposes of our common stock acquired upon the exercise of an incentive stock option in the same calendar year as the exercise in a disqualifying disposition, in which a loss, if sustained, would otherwise be recognizable under the Code, only an amount equal to the optionee’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee’s calculation of alternative minimum taxable income in such calendar year.

Stock Appreciation Rights

A recipient of a stock appreciation right will not recognize any income upon the grant thereof. Upon the exercise of a stock appreciation right, the recipient will recognize ordinary compensation income in the amount of the cash, fair market value of the shares of common stock, or both, as applicable, received upon such exercise, and we generally will be entitled to a corresponding federal income tax deduction. When the recipient sells shares acquired upon the exercise of a stock appreciation right, he or she will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized at the time of exercise of the stock appreciation right.

Restricted Shares

A recipient of restricted shares normally will not recognize taxable income upon the grant of the shares, and we will not be entitled to a corresponding federal income tax deduction. When the shares either are transferable or are no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation income, and we generally will be entitled to a corresponding federal income tax deduction. The amount of the ordinary compensation income will be equal to the difference between (i) the fair market value of the common stock as of the earlier of the lapse of restriction on transfer or risk of forfeiture and (ii) any amount paid by the recipient for the shares (generally zero under the 2006 Equity Plan). Upon the recipient’s sale of shares of common stock that were issued as restricted shares, the recipient will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the recipient’s adjusted tax basis in the shares of common stock. The recipient’s adjusted tax basis in the shares of common stock is equal to the amount, if any, paid by the recipient for the shares, plus the amount of ordinary income recognized by the recipient upon the lapse of the restrictions applicable to the shares. Short-term or long-term capital gain treatment will depend upon the length of time the recipient of the stock holds the shares following the earlier of the lapse of restriction on transfer or risk of forfeiture.

A recipient may elect to recognize ordinary compensation income in the year the restricted shares are awarded to him or her, despite the restrictions on the shares, and, if such an election is made, we generally will be entitled to a corresponding federal income tax deduction at that time. The amount of ordinary compensation income recognized in connection with such an election will be equal to the difference between the fair market value of the common stock at the time of grant and any amount paid for the shares. If an election is made to accelerate recognition of compensation income, the holding period of the restricted shares for capital gains purposes will begin on the day immediately following the date on which we transferred the restricted shares to the recipient. If such an election is made, there generally are no federal income tax consequences to the restricted share recipient or to us upon the lapse of restrictions on the restricted shares. In the event that the recipient makes an election to recognize ordinary compensation in the years the restricted shares are received and the shares are subsequently forfeited under the terms of the award, the recipient will be entitled to a capital loss, the character of which will depend upon the length of time between the grant of the restricted stock award and the date of the forfeiture of such restricted stock. There is no tax consequence to us in the event of a forfeiture.

Restricted Share Units

A recipient of a restricted share unit will not recognize any income upon the grant of a restricted share unit. When payment in respect of a restricted share unit is made, the recipient will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of common stock received, and we generally will be entitled to a corresponding federal income tax deduction. When the recipient sells any shares acquired as payment in respect of restricted share units, he or she will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized in connection with the initial receipt of the shares.

Payment of Withholding Taxes

Our obligation to deliver shares of common stock on account of exercise of any stock option or stock appreciation right or any restricted share or restricted share unit grant, and our obligation to pay any other amounts under the 2006 Equity Plan, is subject to the satisfaction of all applicable income and employment tax withholding requirements.

Plan Benefits

Except as described below, no determination has been made as to the number of options or other awards that may be allocated to the individuals named in the Summary Compensation Table, nominees for election as directors, current executive officers as a group, current directors who are not executive officers as a group, or all employees (including all current officers who are not executive officers) as a group, as a result of the adoption of the amended and restated 2006 Equity Plan.

The following table summarizes option grants made under the 2006 Equity Plan during fiscal year 2012 to:

•	the executive officers named in the Summary Compensation Table;

•	all current executive officers as a group;

•	all current directors (including nominees) who are not executive officers as a group;

•	all other employees (including all current officers who are not executive officers) as a group; and

•	each other person who received five percent (5%) of such options.

Name and Position of Individual	Securities Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($/sh)
Peter McCausland	110,000	66.50
Chairman, President and Chief Executive Officer

Michael L. Molinini	40,000	66.50
Executive Vice President and Chief Operating Officer

Robert M. McLaughlin	25,000	66.50
Senior Vice President and
Chief Financial Officer

B. Shaun Powers	14,000	66.50
Division President

Robert H. Young, Jr.	11,000	66.50
Senior Vice President
and General Counsel

All current executive officers as a group	312,000	66.50

All current directors (including nominees) who are not executive officers as a group (9 directors)	52,038	64.05

All other employees (including all current officers who are not executive officers) as a group (412 employees)	631,000	66.53

PROPOSAL TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2013. The Board of Directors has proposed that the stockholders ratify the appointment of KPMG LLP. This firm audited our consolidated financial statements for the fiscal year ended March 31, 2012. Representatives of KPMG LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees that we paid to the independent registered public accounting firm for services provided to us during the 2012 and 2011 fiscal years:

	2012	2011
Audit Fees	$2,000,134	$2,064,000
Audit-Related Fees	$120,500	$157,000
Tax Fees	$193,873	$95,000
All Other Fees	$—	$—

Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting and reviews of the consolidated financial statements included in our quarterly report on Forms 10-Q. These fees for the 2012 and 2011 fiscal years also include work performed related to the registration of common stock for sale by stockholders, the review of various technical accounting matters, work performed related to information systems, agreed upon procedures related to XBRL and the “comfort letters” provided in connection with our notes offerings.

Audit-Related Fees consist of services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The fees disclosed under this category for the 2012 and 2011 fiscal years consist of fees primarily for employee benefit plan audits and statutory audits.

Tax Fees consist of professional services rendered by our independent registered public accounting firm for tax compliance, tax return review and tax advice. These fees for the 2012 fiscal year also include services rendered in connection with Airgas’ reorganization.

The Audit Committee considered whether the services provided above are compatible with maintaining our independent registered public accounting firm’s independence.

Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee’s audit and non-audit services pre-approval policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, the Audit Committee is asked to pre-approve the engagement of the accounting firm, and the projected fees for audit services and audit-related services (assurance and related services that are reasonably related to the performance of the independent registered public accounting firm’s audit or review of the consolidated financial statements). The fee amounts approved for the audit and audit-related services are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year.

In addition, pursuant to its policy, the Audit Committee has pre-approved certain categories of non-audit services to be performed by the independent registered public accounting firm and an aggregate maximum amount of fees to be paid for such services. The Audit Committee receives updates from management and reviews these services at each of its quarterly meetings. Additional pre-approval is required for any of these services if the fees exceed the originally pre-approved annual aggregate amount. If we desire to engage the independent registered public accounting firm for other services that are not within the pre-approved categories, the Audit Committee must approve such specific engagement as well as the projected fees, prior to the commencement of the services.

In the 2012 fiscal year, there were no fees paid to KPMG LLP under a de minimis exception to the rules that waives pre-approval for certain non-audit services.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy at the Annual Meeting.

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR ratification of KPMG LLP as our independent registered public accounting firm.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(PROPOSAL 4)

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders to approve our named executive officer compensation, as discussed in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Executive Compensation.”

As discussed under the heading “Compensation Discussion and Analysis,” our executive compensation and benefit programs are designed to attract, motivate and retain a highly qualified management team and to appropriately reward individual contributions to the achievement of our strategic goals. We believe this approach establishes a solid alignment of our executives’ and stockholders’ interests. For example:

•

We generally set total compensation levels for our named executive officers at the median level of compensation paid to comparable executives of our peers, with the base salary component set lower than the cash compensation paid to such comparable executives.

•	A substantial amount of our annual cash incentive payments are based on Airgas’ performance against key financial metrics.

•

We emphasize “pay for performance” programs, placing a substantial portion of total direct compensation to our executive officers at risk. Those programs are designed to reward superior performance and long-term enhancement of stockholder values.

•	Our equity-based awards vest over a long-term period.

•	Our named executive officers must achieve and maintain a designated level of ownership in Airgas stock, enhancing the link between creation of stockholder value and long-term incentive compensation.

Accordingly, our Board unanimously recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to Airgas’ named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Although this vote is advisory and is not binding on Airgas, the Governance and Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required

Approval of this advisory vote requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy at the Annual Meeting.

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR the resolution above to approve our named executive officer compensation.

STOCKHOLDER PROPOSAL REGARDING OUR CLASSIFIED BOARD

(PROPOSAL 5)

The Los Angeles County Employees Retirement Association (LACERA), 300 N. Lake Ave., Pasadena, CA 91109, the owner of 1,750 shares of Airgas common stock as of January 5, 2012, has submitted a proposal for consideration at the Annual Meeting. The Office of the Comptroller of the City of New York, as custodian and trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Fire Department Pension Fund, and as custodian of the New York City Board of Education Retirement System, 1 Centre Street, New York, NY 10007-2341, the owner of 2,968,424 shares of Airgas common stock as of March 7, 2012, has given notice that it is co-sponsoring the LACERA proposal. In accordance with SEC rules, the proposal and supporting statement submitted by the stockholder are presented below and are quoted verbatim. Airgas disclaims all responsibility for the content of the proposal and the supporting statement, including sources referenced in the supporting statement. For the reasons set forth in Airgas’ Board of Directors Statement in Opposition, which immediately follows the proposal, our Board of Directors unanimously recommends that stockholders vote AGAINST this proposal.

“PROPOSAL TO REPEAL CLASSIFIED BOARD

RESOLVED, that shareholders of Airgas, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

SUPPORTING STATEMENT

This resolution was submitted by the Los Angeles County Employees Retirement Association. The Harvard Law School Shareholder Rights Project represented and advised the Los Angeles County Employees Retirement Association in connection with this resolution.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 50%; and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010 — June 30, 2011 exceeded 75%.

The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007);

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Please vote for this proposal to make directors more accountable to shareholders.”

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

Our Board has evaluated Proposal 5 requesting it to eliminate Airgas’ existing classified board structure and has concluded that Proposal 5 is not in the best interests of Airgas or its stockholders. Accordingly, our Board unanimously recommends that you vote AGAINST Proposal 5.

The Governance and Compensation Committee of the Board of Directors, composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting Airgas. As part of its review of Proposal 5, the Committee considered Airgas’ experience with its own classified board structure following the recent unsolicited takeover proposal from Air Products and Chemicals, Inc. It also discussed arguments that have been set forth both for and against a classified Board system. The Committee determined that Airgas’ classified board structure is in the best interests of the company and its stockholders. The Board reached the same conclusion when it considered the Proposal. The Governance and Compensation Committee and the Board oppose Proposal 5 for the following reasons:

Since its initial public offering (IPO) in December 1986, Airgas’ charter documents have provided for a classified board. But Airgas also included other charter provisions as checks and balances to enable long-term planning, yet assure that the Board would be responsive to its stockholders. Specifically, Airgas’ charter and by-laws provide that holders of 33% of our outstanding shares can call special meetings of stockholders at any time and holders of 67% of our shares can remove directors without cause at a special meeting or an annual meeting. As a result, whether or not Airgas’ classified board is retained, stockholders are in a position to remove and replace all the directors in a relatively short period of time.

These arrangements have worked well for Airgas’ stockholders. From Airgas’ IPO on December 19, 1986 through June 29, 2012, the last trading day of the quarter, Airgas delivered a total return to stockholders of 8,391%, representing a compounded annual return of 19% and placing Airgas in the top 4% of the S&P 500 over that period of time. Thus, $100 invested in Airgas on December 19, 1986 was worth $8,491 on June 29, 2012; the same $100 invested on the last trading day of June 1992, 2002, and 2007 was worth $2,477, $537 and $188, respectively. By way of comparison, $100 invested in the S&P 500 on those same three dates would have been worth $496, $168, and $101, respectively.

This performance is due to many factors, including in our view the company’s constant emphasis on stockholder value, its ownership culture and its focus on long-term decision making. In this regard, we think like owners because we are; this is reflected in our compensation philosophy, which keeps base compensation relatively low, spreads option compensation deep into our organization and attempts to assure that our associates do well when our stockholders do well.

The ability to undertake and see through to completion long-term initiatives is essential to the Board’s ability to create stockholder value over a sustained time period. We believe that in order to do this and in fact to ensure long-term accountability of the Board to its stockholders, the Board requires continuity of leadership over a period of more than one year, as a classified board offers.

The most recent example is the planning for, and thus far successful implementation of, our highly-customized SAP enterprise resource planning system. This project is expected to significantly enhance our long-term earnings power but will have required more than five years from the initial planning to the completion of implementation. The project has required that we spend a substantial portion of the estimated $200 million in design and implementation costs before beginning to realize the economic benefits of this initiative. More than half of the company is now running smoothly on SAP, and certain regions of the company have more recently been focused on the achievement of benefits. Our experience to-date only serves to reinforce our confidence in Airgas’ ability to realize the anticipated initial range of benefits — $75 million to $125 million in incremental run-rate operating income by December 2013 — and to realize expected substantial additional benefits in the years that follow.

The long-term thinking and planning necessary to create this kind of value for stockholders require that the decision makers have multi-year terms of office. Their performance is simply not susceptible to annual judgment of the entire board by the stockholders. Indeed, we believe that it is the multi-year terms of a classified board’s members that encourage them to take on such long-term initiatives for the substantial benefit of stockholders, rather than remain locked into the status quo for fear of short-term reprisal from stockholders. We believe this is self-evident to anyone who has served on or been exposed to the board of directors of a successful company.

Airgas’ Real-World Experience with Classified Boards

The proponent’s statement refers to general trends in governance and academic studies as reasons to adopt this serious measure. We have discussed and considered the academic studies which are cited by the proponent and others which are not. We are unpersuaded by the proponent’s arguments. However, moving from the theoretical to real-world experience, it is highly significant that the proponent does not state a single, specific reason why declassifying the Board of Directors of Airgas would benefit Airgas’ stockholders. Surprisingly, the proponent does not even reference the key role that Airgas’ classified board has played in Airgas’ recent history. We describe this experience below. When you consider your vote, we ask you to think about Airgas, its board and their record, not theoretical, academic arguments.

Background. In February 2010, Air Products and Chemicals, Inc. commenced a tender offer for all Airgas shares at $60 per share. Air Products eventually raised this price to a “best and final price” of $70 per share before terminating its offer in February 2011. Throughout, the Airgas Board vigorously argued that the Air Products’ price was inadequate. In the 16 months since Air Products dropped its bid, the Airgas stock price has reached a closing high of $92.49 per share and on June 29, 2012, the last trading day of the quarter, closed at $84.01 per share. These prices — which of course do NOT contain any control premium — represent respectively a 32% and 20% premium to the best price Air Products offered. The difference in aggregate equity market capitalization between a $92.49 per share trading price and the Air Products best offer price is over $1.2 billion. We ask you to study the chart below showing Airgas’ stock price performance after the date Air Products terminated its offer. If Air Products had been able to obtain control of the Airgas Board and complete its bid, Airgas stockholders would not have been able to benefit from this stock performance.

Role of Classified Board. As part of Air Products’ strategy to gain control of Airgas, Air Products nominated three individuals for election as directors at the September 15, 2010 Annual Meeting of Stockholders. These individuals were elected at that Annual Meeting. Once on the Board, with the benefit of time and the opportunity to fully analyze and understand the strength of Airgas’ business and its prospects, the three new directors joined with the rest of the Board in unanimously rejecting the Air Products offer.

If Airgas had not had a classified Board, the Board believes that Airgas would have been sold at a price of $70 per share or less, based on Airgas’ reconstituted stockholder base. In that event, Airgas stockholders would not have been able to profit from Airgas’ subsequent performance. There would have been an enormous transfer of value directly from Airgas’ stockholders to Air Products.

The classified board structure helped prevent a cheap sale to Air Products by providing Airgas sufficient time to demonstrate its earnings power as the U.S. economy started to emerge from recession and by assuring that a majority of the directors had a deep working knowledge of Airgas’ business, its prospects and its outstanding track record of performance during and following difficult economic times.

The Board utilized the negotiating power provided by the classified board to preserve value for all stockholders. Importantly, the directors did NOT act with the purpose of protecting their seats or engaging in any value-destructive tactics; nor did they refuse to sell Airgas or to engage in negotiations for such a sale. Instead, the Board publicly specified a minimum sale price which it considered at the time to be appropriate. In the end, after two separate weeks of trial, including live testimony from a number of Airgas’ directors, the Chancellor of the Delaware Chancery Court concluded that the Airgas Board was a “quintessential” example of a board “acting in good faith and in accordance with their fiduciary duties.” See Air Products and Chemicals, Inc. v. Airgas, Inc. et al., 16 A.3D 48 (Del. Ch. 2011).

An Important Protection. The classified board structure does not preclude a successful takeover offer, but instead can provide a company with the time and opportunity to evaluate the fairness of a takeover proposal, to negotiate on behalf of all stockholders (both long and short term), and to weigh alternatives with the objective of maximizing overall stockholder value. The classified board structure reduces the company’s vulnerability to potentially abusive takeover tactics designed to acquire Airgas at the lowest possible price and better positions the board to negotiate effectively on behalf of all of the company’s stockholders. These benefits are not theoretical; they are tangible and Airgas’ stockholders are the recipients.

This recent experience has unequivocally convinced our Board that Airgas’ classified Board structure was central to its ability to preserve value for its stockholders.

Airgas Directors Have Overseen the Creation of Immense Stockholder Value

We believe that the proponent’s assertion that declassifying the Board “could … contribute to improving performance and increasing firm value” also completely ignores the specific experience of Airgas. Favorable performance results from the strategic direction and strong leadership provided by experienced and dedicated directors. In this regard, we feel that our 25-year track record of significantly increasing sales, EBITDA* and stockholders’ equity, while consistently holding interest expense low, as evidenced in the chart below, combined with our compounded annual total return to stockholders of 19%, clearly reflect the Airgas Board’s commitment to value creation through a disciplined and fiscally responsible approach to growing the business over the long term.

*	Please refer to the reconciliations of the non-GAAP EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) financial measures on page 67 of this proxy statement.

In the Board’s view, the issue presented is not whether classified boards are good or bad, as a general proposition. The issue is whether the classified board should be continued at Airgas. Based on the historic and continuing performance of Airgas, the historic and continuing performance of its board of directors and the specific, recent example of Airgas’ classified board preserving and enhancing value for its stockholders, we believe Airgas’ classified board should remain in effect.

Required Vote; Recommendation Only

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy at the Annual Meeting, is required to approve this proposal. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board of Directors and, therefore, its approval would not effectuate the declassification of the Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

Reconciliations of the Non-GAAP EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) Financial Measures:

(In thousands) Years Ended March 31,	1988	1989	1990	1991	1992	1993	1994	1995	1996
Operating income	$7,685	$15,958	$23,221	$17,286	$26,316	$34,367	$48,667	$72,600	$92,987
Add:
Depreciation & amortization	6,085	11,147	17,387	21,158	23,420	28,042	30,571	36,868	45,762
Restructuring and other special charges	—	—	—	—	—	—	—	—	—
Costs (benefits) related to unsolicited takeover attempt	—	—	—	—	—	—	—	—	—
Multi-employer pension plan withdrawal charges	—	—	—	—	—	—	—	—	—

Adjusted EBITDA	$13,770	$27,105	$40,608	$38,444	$49,736	$62,409	$79,238	$109,468	$138,749

(In thousands) Years Ended March 31,	1997	1998	1999	2000	2001	2002	2003	2004	2005
Operating income	$80,480	$111,709	$112,607	$105,461	$106,728	$124,938	$156,336	$168,544	$202,454
Add:
Depreciation & amortization	64,428	82,227	83,839	85,262	82,796	71,757	79,279	87,447	111,078
Restructuring and other special charges	—	—	—	—	—	—	—	—	—
Costs (benefits) related to unsolicited takeover attempt	—	—	—	—	—	—	—	—	—
Multi-employer pension plan withdrawal charges	—	—	—	—	—	—	—	—	—

Adjusted EBITDA	$144,908	$193,936	$196,446	$190,723	$189,524	$196,695	$235,615	$255,991	$313,532

(In thousands) Years Ended March 31,	2006	2007	2008	2009	2010	2011	2012
Operating income	$269,142	$341,497	$476,720	$526,784	$399,544	$469,191	$556,221
Add:
Depreciation & amortization	127,542	147,343	189,775	220,795	234,949	250,518	270,285
Restructuring and other special charges	—	—	—	—	—	—	24,448
Costs (benefits) related to unsolicited takeover attempt	—	—	—	—	23,435	44,406	(7,870)
Multi-employer pension plan withdrawal charges	—	—	—	—	6,650	4,628	4,304

Adjusted EBITDA	$396,684	$488,840	$666,495	$747,579	$664,578	$768,743	$847,388

The company believes the above adjusted EBITDA computation helps investors assess the company’s operating performance without the impact of restructuring and other special charges, charges associated with the company’s withdrawal from multi-employer pension plans and costs related to Air Products’ unsolicited takeover attempt. Non-GAAP metrics should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted EBITDA metric may be different from the adjusted EBITDA metrics provided by other companies.

STOCKHOLDER PROPOSALS FOR

NEXT ANNUAL MEETING

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

Under the rules of the SEC, if a stockholder wants to submit a proposal for inclusion in the proxy statement and presentation at the 2013 Annual Meeting, the proposal must be received by us, attention: Robert H. Young, Jr., Secretary, at our principal offices, by March 11, 2013.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

For any proposal, including a nomination for election to the Board of Directors, that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2013 Annual Meeting, our By-Laws require, and the SEC rules permit, that the proposal be received at our principal executive offices not earlier than April 16, 2013 and not later than May 16, 2013. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after August 14, 2013, the notice must be received not earlier than 120 days before the Annual Meeting and not later than the later of 90 days before the Annual Meeting or the 10th day following public announcement of the date of the meeting. Our By-Laws also provide that the notice must contain certain information regarding the proposal and the nomination.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

No director of Airgas, Inc. (the “Company”) will be considered “independent” unless the board of directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). When making “independence” determinations, the Board broadly considers all relevant facts and circumstances, as well as any other rules, interpretations and considerations of the New York Stock Exchange (“NYSE”), or any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. The Board has established the following standards, based upon those set forth in the NYSE Listing Standards, to assist it in determining director independence. These standards shall be interpreted in accordance with interpretations of the NYSE Listing Standards.

A director will not be independent if:

•	the director is a current partner or employee of the Company’s independent auditor;

•	an immediate family member of the director is a current partner of the Company’s independent auditor; or

•	an immediate family member of the director is a current employee of the Company’s independent auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.

A director will not be independent if within the preceding three years:

•	the director was employed by the Company;

•	an immediate family member of the director was employed by the Company as an executive officer;

•

the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company);

•	the director was (but is not currently) a partner with or employed by the Company’s independent auditor and worked on the Company’s audit within such three years;

•	an immediate family member of the director was (but is not currently) a partner with or employed by the Company’s independent auditor and worked on the Company’s audit within such three years; or

•

an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer.

None of the following relationships shall disqualify any director or nominee from being considered “independent” and such relationships shall be deemed to be immaterial relationships with the Company:

•

a director is a current employee, or a director’s immediate family member is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, did not exceed the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues;

•

a director or a director’s immediate family member is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 5% of the total shareholders’ equity of the company for which the director serves as an executive officer; or

•

a director or a director’s immediate family member serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization’s gross revenues.

A-1

APPENDIX B

AIRGAS, INC.

SECOND AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN

Section 1.    Purpose of the Plan; Effective Date.

1.1    Purpose. This Amended and Restated 2006 Equity Incentive Plan amends and restates the Company’s 2006 Equity Incentive Plan as amended and restated by the Amended and Restated 2006 Equity Incentive Plan (the 2006 Equity Incentive Plan, as amended and restated by the Amended and Restated 2006 Equity Incentive Plan and as amended and restated by this Second Amended and Restated 2006 Equity Incentive Plan, the “Plan”). The Plan is intended to promote the interests of Airgas, Inc., a Delaware corporation (the “Company”), by: (a) enabling the Company and its subsidiaries to recruit and retain highly qualified employees, directors and consultants; (b) providing those employees, directors and consultants with an incentive for increasing stockholders’ value; and (c) providing those employees, directors and consultants with an opportunity to share in the growth and value of the Company. If approved by the Company’s stockholders this Second Amended and Restated 2006 Equity Incentive Plan shall amend and restate the 2006 Equity Incentive Plan as previously amended and restated by the Amended and Restated 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan succeeded the Company’s 1997 Stock Option Plan (the “1997 Plan”) and the Company’s 1997 Directors’ Stock Option Plan (the “Directors’ Plan,” and together with the 1997 Plan, the “Prior Plans”). Following the Plan Effective Date, no additional stock awards shall be granted under the Prior Plans.

1.2    Effective Date. The 2006 Equity Incentive Plan was approved by the Board on June 21, 2006 and became effective on August 31, 2006 (the “Plan Effective Date”). The amendments effected by the Amended and Restated 2006 Equity Incentive Plan were approved by the Board in June, 2009 and became effective with stockholder approval on August 18, 2009. The amendments effected by this Second Amended and Restated 2006 Equity Incentive Plan were approved by the Board on July 2, 2012 and will become effective, subject to approval by the stockholders of the Company, on the date of such stockholder approval.

Section 2.    Definitions. For the purposes of the Plan, the following definitions shall be in effect.

2.1    Affiliate: any person or entity that directly or indirectly is controlled by, controls or is under common control with another person or entity.

2.2    Award: a grant of Options, SARs, Restricted Shares or Restricted Share Units pursuant to the provisions of the Plan.

2.3    Award Document: with respect to any particular Award, the written document that sets forth the terms of that Award.

2.4    Board: the Company’s Board of Directors.

2.5    Change in Control: a change in ownership or control of the Company effected through any of the following transactions:

2.5.1    the direct or indirect acquisition by (a) any “person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (other than Peter McCausland and any or all of his Affiliates, the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s then outstanding securities or (b) Peter McCausland, together with all of his Affiliates (other than the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s then outstanding securities;

2.5.2    a change in the composition of the Board over a period of 24 months or less such that a majority of the Board members ceases, by reason of one or more actual or threatened contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period, or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;

2.5.3    the consummation of any consolidation, share exchange or merger of the Company (a) in which the stockholders of the Company immediately prior to such transaction do not own at least a majority of the voting power of the entity which survives/results from that transaction or, if applicable, of the ultimate parent of such entity, in substantially the same proportion as the voting power of such stockholders immediately prior to such transaction, (b) in which a stockholder of the Company who does not own a majority of the voting stock of the Company immediately prior to such transaction, owns a majority of the Company’s voting stock immediately after such transaction, (c) following which the Company is not the surviving entity or (d) following which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise;

2.5.4    the approval of the stockholders of the Company of the liquidation or dissolution of the Company; or

2.5.5    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including stock held in Subsidiary corporations or interests held in Subsidiary ventures.

2.6    Code: the Internal Revenue Code of 1986, as amended.

2.7    Committee: the committee appointed by the Board to administer and interpret the Plan in accordance with Section 3.1.

2.8    Common Stock: shares of the Company’s common stock.

2.9    Employee: an individual who performs services while in the employ of the Company or any of its Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

2.10    Exchange Act: the Securities Exchange Act of 1934, as amended.

2.11    Exercise Date: the date on which all conditions for exercise, including without limitation the giving of written notice to the Company and payment of the exercise price, have been satisfied.

2.12    Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

2.12.1    NYSE. If, at the time of the grant of an Award or other event in question, the Common Stock is traded on the New York Stock Exchange (the “NYSE”), the Fair Market Value shall be at least 100% of the closing selling price per share of the Common Stock on the date the Award is granted (or other event in question occurs), as such price is reported on the NYSE or any successor system. If an Award is granted (or other event in question occurs) on a date for which there is no reported closing selling price for the Common Stock, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

2.12.2    Other National Securities Exchange or Market. If, at the time of the grant of an Award or other event in question, the Common Stock is listed or admitted to trading on any national securities exchange or over-the-counter market in lieu of the NYSE, then the Fair Market Value shall be at least 100% of the closing selling price or transaction price per share of the Common Stock on the date the Award is granted (or other event in question occurs), as such price is officially reported or quoted on the exchange or market determined by the Committee to be the primary market for the Common Stock. If an Award is granted (or other event in question occurs) on a date for which there is no reported sale of Common Stock on such exchange or market, then the Fair Market Value shall be the closing selling price or the last closing transaction price on the exchange or market on the last preceding date for which such quotation exists.

2.12.3    Not Publicly Traded. If, at the time of the grant of an Award or other event in question, the Common Stock is neither listed nor admitted to trading on any national securities exchange or market, then the Fair Market Value of the Common Stock on such date shall be determined by the Committee in its sole and absolute discretion.

2.13    Incentive Stock Option: an Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.14    Misconduct: (a) the commission of any act of fraud, embezzlement or dishonesty by the Participant, (b) any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company or of any Subsidiary, (c) any failure to perform any specific lawful direction of the Company’s Board or officers of the Company, (d) any refusal or neglect to perform such individual’s duties in connection with his or her employment, (e) any conviction of, or entering of a plea of nolo contendere to, a crime that constitutes a felony, or (f) any other misconduct by such individual adversely affecting the business or affairs of the Company, each as determined by the Committee in its sole and absolute discretion; provided, however that if a Participant and the Company or any of its Subsidiaries have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “misconduct,” “cause” or another similar term, then with respect to that Participant, “Misconduct” shall have the meaning ascribed to such term in that agreement. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Subsidiary may consider as grounds for the dismissal or discharge of any Participant or other individual in the Service of the Company.

2.15    Non-Employee Director: a member of the Board who is not an Employee.

2.16    Non-Qualified Option: an Option that is not an Incentive Stock Option.

2.17    Option: an option to purchase shares of Common Stock (including Restricted Shares, if the Committee so determines) granted pursuant to Section 6 of the Plan.

2.18    Optionee: a person to whom an Option is granted under the Plan.

2.19    Participant: a person who is issued an Award under the Plan.

2.20    Permanent Disability: a permanent and total disability as defined in Section 22(e)(3) of the Code.

2.21    Qualifying Performance Criteria: the performance criteria set forth in Section 10.3.2.

2.22    Restricted Shares: shares that are granted under and subject to restrictions pursuant to Section 8 of the Plan.

2.23    Restricted Share Unit: a right granted under and subject to restrictions pursuant to Section 9 of the Plan.

2.24    Retirement: the termination of an Employee’s Service by such Employee (and not related to any Misconduct) where on the termination date, the Employee is at least age 65 or the sum of the Employee’s age and years of employment with the Company or a Subsidiary measured from the Employee’s date of hire is at least 75.

2.25    SAR: a stock appreciation right granted under and described in Section 7 of the Plan.

2.26    Service: the performance of services on a periodic basis for the Company (or any Subsidiary) in the capacity of an Employee, a Non-Employee Director or an independent consultant, except to the extent otherwise specifically provided in the applicable Award Document.

2.27    Subsidiary: each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided that each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.28    Ten Percent Stockholder: a stockholder owning 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code.

Section 3.    Administration of the Plan.

3.1    The Committee. The Board shall appoint a Committee to administer and interpret the Plan. The Committee shall consist of two or more Board members, each of whom is “independent” as defined in the rules of the NYSE, is an “outside director” as defined under Code Section 162(m) and related Treasury Regulations and may be a “non-employee director” as defined under Rule 16b-3 of the Exchange Act; provided that the fact that a Committee member shall fail to meet any of such requirements shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. Members of the Committee shall serve for such period as the Board may decide. The Committee shall have full power and authority (subject to the express provisions of the Plan) to:

3.1.1    determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (E) the number of shares of Common Stock with respect to which an Award shall be granted to each such person.

3.1.2    construe and interpret the Plan and Awards granted under it, and establish, amend and revoke rules and regulations for its administration.

3.1.3    settle all controversies regarding the Plan and Awards granted under it.

3.1.4    approve forms of Award Documents for use under the Plan and amend the terms of any one or more Awards or stock awards granted under the Prior Plans to provide terms more favorable than previously provided in the Award Document or award agreement, subject to any specified limits in the Plan that are not subject to the discretion of the Committee.

3.1.5    exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

3.1.6    adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Non-Employee Directors or Consultants who are foreign nationals or employed outside the United States.

No member of the Board, or delegate thereof, will be liable for any good faith determination or act in connection with the Plan or any Award.

3.2    Delegation of Authority. The Board or the Committee may appoint one or more officers of the Company, Board members, or a committee of officers and/or Board members to act individually or jointly, as set forth in the delegating resolution. To the extent permitted in accordance with Section 157 of the Delaware General Corporation Law and within the limits established by the Board or the Committee, as applicable, at the time of the delegation, each such person shall have the authority to grant Awards to Participants who are not subject, as a result of their relationship to the Company or ownership of the Company’s securities, to Section 16 of the Exchange Act or Section 162(m) of the Code, and solely with respect to any Awards so granted, references in the Plan to the Committee will be deemed to also refer to such persons to whom authority has been granted.

Section 4.    Eligibility.

4.1    Eligible Persons. Subject to the terms of the Plan, the persons eligible to participate in the Plan shall be limited to the following:

4.1.1    officers and other Employees of the Company (or any Subsidiary);

4.1.2    Non-Employee Directors and the non-employee members of the board of directors of any Subsidiary; and

4.1.3    consultants who provide Services to the Company (or any Subsidiary), provided that any such consultant must be eligible to be offered securities of the Company pursuant to Securities and Exchange Commission (“SEC”) Form S-8.

4.2    International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of law in other countries in which the Company or any of its Subsidiaries operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which eligible Participants employed by the Company or any of its Subsidiaries outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such eligible Participants, and (iii) establish subplans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws and regulations of countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan.

Section 5.    Stock Subject to the Plan.

5.1    Number of Shares Available for Grant. The maximum number of shares of Common Stock that may be subject to Options, SARs, Restricted Shares and Restricted Share Units under the Plan shall not exceed the aggregate of (a) 9,800,000 shares, (b) the shares remaining for issuance under the Prior Plans as of the date of stockholder approval of the Plan, and (c) the shares subject to options outstanding as of the Plan Effective Date under the Company’s Prior Plans that terminate, expire or are canceled without having been exercised on or after the Plan Effective Date, subject to adjustment from time to time in accordance with the provisions of Section 5.4. Any shares of Common Stock issued under Options or SARs shall be counted against the number of shares issuable under the Plan on a one-for-one basis and any shares of Common Stock issued pursuant to Awards other than Options or SARs shall be counted against this limit as 2.5 shares of Common Stock for every one (1) share of Common Stock subject to such Award. All outstanding options granted under the Prior Plans shall remain subject to the terms of those plans. All Awards granted subsequent to the Plan Effective Date shall be subject to the terms of this Plan. In addition, Awards may be issued in connection with a merger or acquisition permitted by NYSE Company Manual Section 303A.08, and such issuance shall not reduce the number of shares available for issuance under the Plan.

5.2    Annual Per-Participant Limit. The aggregate number of shares of Common Stock subject to Options or SARs granted under the Plan in any fiscal year of the Company to any one Participant in the Plan shall not exceed 1,000,000 shares. The aggregate number of shares of Common Stock subject to Restricted Share or Restricted Share Unit Awards granted under the Plan during any fiscal year of the Company to any one Participant shall not exceed 500,000. Notwithstanding the foregoing limitations, no Non-Employee Director may receive Awards in any given fiscal year of the Company with respect to more than 100,000 shares. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 5.4.

5.3    Forfeited Awards and Other Shares Again Available for Grant. If and to the extent that an Option, SAR or Restricted Share Unit expires, terminates or is canceled, surrendered or forfeited for any reason without having been exercised or settled in full, the shares of Common Stock associated with that Option, SAR or Restricted Share Unit will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Share is canceled, forfeited or repurchased for any reason, that share will again be available for grant under the Plan. Any shares of Common Stock that again become available for grant under the Plan shall be added back as one share of Common Stock for each share if such shares were subject to Options or SARs and 2.5 shares of Common Stock for each share if such shares were subject to Awards other than Options or SARs. The number of shares that will be considered issued under the Plan shall equal the number of shares issued upon exercise or settlement of an Award and shall not include the number of shares returned or delivered to the Company for any reason, including the cancellation, expiration, forfeiture, surrender or repurchase of an Award. Notwithstanding the foregoing, the following shares of Common Stock will not be added back (or with respect to Prior Plan Awards, will not be added) to the aggregate number of shares of Common Stock available for issuance: (a) shares of Common Stock delivered to or withheld by the Company to pay the exercise price of an Option; (b) shares of Common Stock delivered to or withheld by the Company to pay the withholding taxes related to an Option or SAR; (c) shares of Common Stock repurchased on the open market with cash proceeds from the exercise of an Option; or (d) shares of Common Stock that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR.

5.4    Adjustments upon Changes in Common Stock; Change in Control.

5.4.1    Adjustments. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (a) the maximum number and/or class of securities issuable under the Plan, (b) the maximum amount and/or class of securities for which any one individual participating in the Plan may be granted Options, separately exercisable SARs, Restricted Shares and Restricted Share Units for any given year under the Plan, (c) the number and/or class of securities and price per share in effect under each Option and SAR outstanding under the Plan (provided that this adjustment also may be made, in the discretion of the Committee, in the event of an extraordinary cash dividend in respect of the Common Stock), and (d) the number of Restricted Share Units outstanding under the Plan and/or the class of securities referenced for determining payment in respect thereof. Such adjustments to outstanding Awards are to be effected in a manner intended to avoid the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Committee shall be final, binding and conclusive.

5.4.2    Change in Control. The following provisions shall apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company and the holder of the Award or unless otherwise expressly provided by the Board or the Committee, as applicable, at the time of grant of an Award.

(a)    Merger or Similar Transaction — Awards May Be Assumed. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Section 2.5.3 of the Plan, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute comparable stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor or acquirer of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a comparable stock award for only a portion of an Award. The terms of any assumption, continuation or substitution shall be set by the Committee in accordance with the provisions of Section 3.

(b)    Merger or Similar Transaction — Awards Held by Participants. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Section 2.5.3 of the Plan, in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute comparable stock awards for such outstanding Awards, then with respect to Awards held by Participants that have not been assumed, continued or substituted, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), and such Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the effectiveness of the Change in Control).

(c)    Merger or Similar Transaction — Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event that pursuant to Section 5.4.2(b) an Award will terminate if not assumed, continued or substituted by the surviving or acquiring corporation or exercised prior to the effective time of a Change in Control in accordance with Section 2.5.3 of the Plan, the Board or the Committee may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Committee, equal in value to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise or payment of the Award, over (B) any exercise price payable by such holder in connection with such exercise.

(d)    Acquisition of Securities, Change in Board, Sale of Assets or Liquidation. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Sections 2.5.1, 2.5.2, 2.5.4 or 2.5.5 of the Plan, then with respect to Awards held by Participants, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control).

Section 6.    Stock Options; In General.

6.1    Option Grant and Award Document. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons who are delegated authority under Section 3.2, are authorized to grant Incentive Stock Options and Non-Qualified Options (including Options to purchase Restricted Shares) to eligible individuals. Each granted Option shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.

6.1.1    No ISOs for Non-Employees. Individuals who are not Employees may only be granted Non-Qualified Options.

6.1.2    $100,000 ISO Limit. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Notwithstanding the foregoing, should the number of shares of Common Stock for which any Incentive Stock Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that Option may nevertheless be exercised in that calendar year (or thereafter in accordance with its terms) for the excess number of shares as a Non-Qualified Option.

6.2    Exercise Price. The exercise price per share of each Option granted under the Plan shall be fixed by the Committee, in accordance with the following provisions: The exercise price per share of Common Stock subject to an Option shall in no event be less than 100% of the Fair Market Value of such Common Stock on the grant date; provided that, if the individual to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the grant date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than 100% of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution of another option in a manner consistent with the provisions of Section 409A of the Code and, to the extent such Option is an Incentive Stock Option, the provisions of Section 424(a) of the Code.

6.3    Exercisability and Term of Options. Each Option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Committee and set forth in the Award Document evidencing the grant. No such Option, however, shall have a maximum term in excess of ten years measured from the grant date (five years if the option is an Incentive Stock Option granted to a Ten Percent Stockholder).

6.4    Exercise and Payment of the Exercise Price. An Option shall be deemed to be exercised when the person entitled to exercise the Option gives notice of exercise to the Company in accordance with the Option’s terms and the Company receives payment in full for the Shares as to which the Option is exercised in one or more of the forms specified below as permitted by the Committee or other provision for such payment is made in accordance with determinations made by the Committee:

6.4.1    by cash or check made payable to the Company;

6.4.2    in shares of Common Stock held by the Optionee, provided that, if such stock was acquired directly from the Company, it has been held for at least six months prior to such tender;

6.4.3    pursuant to a broker assisted cashless exercise;

6.4.4    by an arrangement substantially comparable to the preceding provisions; or

6.4.5    by such other forms of legal consideration as determined by the Committee.

6.5    Transfer of an Option.

6.5.1    In General; No Transfers. During the lifetime of the Optionee, the Option, together with any related SAR, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except: (a) for a transfer of the Option by will or by the laws of descent and distribution following the Optionee’s death; or (b) with respect to Non-Qualified Options, transfers during the Optionee’s lifetime (i) pursuant to a domestic relations order (as defined under the Code or Treasury Regulations), (ii) to immediate family members, (iii) to a trust for the benefit of such person or persons, (iv) to a partnership in which such persons are the only partners and/or (v) to other persons or entities according to such terms as the Committee may determine, provided that, in any such instance set forth above, the transfer is not a “transfer for value,” as described in the instructions to SEC Form S-8. A transferee of an Option shall be required to furnish proof satisfactory to the Committee that the transfer meets one of the criteria set forth in the preceding sentence.

6.5.2    Transferred Options Still Subject to the Plan. Any Option transferred in accordance with the provisions of Section 6.5.1 above shall continue to be subject to the same terms and conditions of the Plan as were applicable to the Option immediately before the transfer.

6.6    No Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the Option until such individual shall have exercised the Option and paid the exercise price for the purchased shares.

6.7    Exercise and Forfeiture Following Termination of Service.

6.7.1    In General. Except as otherwise provided in Sections 6.7.2 or 6.7.3 below (as such Sections may be affected by the Committee pursuant to Section 6.7.5), upon a Participant’s death or termination of Service, all Options and SARs held by the Participant that are not exercisable immediately prior to the death or termination of Service shall terminate immediately.

6.7.2    Exercise Period Following Termination. In the event of the death or termination of Service of a Participant who is not a Non-Employee Director, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Participant that is exercisable immediately prior to the Participant’s death or termination of Service:

(a)    Other than Death, Permanent Disability, Retirement or Misconduct. If the Participant terminates Service for any reason other than death, Permanent Disability, Misconduct or Retirement while holding one or more exercisable Options or SARs, then each outstanding Option and SAR held by such Participant shall remain exercisable during the three-month period following the date of such termination of Service, or until the expiration of the Option, whichever period is shorter.

(b)    Disability. If the Participant terminates Service by reason of his or her Permanent Disability while holding one or more exercisable Options or SARs, then each outstanding Option and SAR held by the Participant shall remain exercisable during the 12-month period following the date of such termination of Service, or until the expiration of the Option, whichever period is shorter.

(c)    Death. If the Participant dies while holding one or more exercisable Options or SARs, then each such Option and SAR shall remain exercisable until the expiration of the Option. During such period, the Options and SARs may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Options and SARs are transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(d)    Misconduct. Upon termination of the Participant’s Service for Misconduct, all outstanding Options and SARs held by the Participant shall terminate immediately and cease to be outstanding.

(e)    Retirement. If the Participant terminates Service due to Retirement, then each portion of an outstanding Option or SAR Award held by such Participant (i) that is exercisable immediately prior to the date of such termination shall remain exercisable until the expiration of the Option or SAR and (ii) that is not 100% exercisable as of the date of such termination, but would become exercisable on the next anniversary of the date of grant of such Option or SAR, shall become exercisable as of the date of such termination and shall remain exercisable until the expiration of the Option or SAR.

(f)    Employment Agreements. Notwithstanding any other provision of this Section 6.7, with respect to the particular Participant, if there is any conflict between this Section 6.7 and any employment agreement or change of control agreement between the Participant and the Company, such agreement will control.

6.7.3    Exercise Period Following Termination for Non-Employee Directors. In the event of the death or termination of Service of a Non-Employee Director, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Non-Employee Director that is exercisable immediately prior to the Non-Employee Director’s death or termination of Service:

(a)    Other than Death or Misconduct. Upon cessation of Service as a Non-Employee Director (for reasons other than death or Misconduct), only those Options and SARs exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such Options and SARs shall be exercisable as if such person had remained a Non-Employee Director until the expiration of the Option or SAR.

(b)    Death. Upon the death of a Non-Employee Director, Options and SARs shall be exercisable to the extent then exercisable, for a period of one year from the date of the termination of the Non-Employee Director’s Service due to death, or until the expiration of the Option or SAR, whichever period is shorter.

(c)    Misconduct. Upon termination of the Non-Employee Director’s Service for Misconduct, all outstanding Options and SARs held by the Non-Employee Director shall terminate immediately and cease to be outstanding.

6.7.4    No Exercise After Expiration of Term. Notwithstanding the foregoing or any other provision of this Plan, under no circumstances shall any Option or SAR be exercisable after the specified expiration date of the Option or SAR.

6.7.5    Committee Discretion. The Committee shall have complete discretion, exercisable either at the time the Option or SAR is granted or at any time while the Option or SAR remains outstanding:

(a)    to extend the period of time for which the Option or SAR is to remain exercisable following the Participant’s death or cessation of Service other than for Misconduct from the limited period in effect under Sections 6.7.2 or 6.7.3 to such greater period of time as the Committee shall deem appropriate; provided that in no event shall such Option or SAR be exercisable after the specified expiration date of the Option or SAR term and no such extension of such period of time may cause the Option or SAR to be subject to tax penalties under Section 409A of the Code; and/or

(b)    to permit one or more Options or SARs held by the Participant to be exercised, during the limited post-Service exercise period applicable under this Section 6.7, or the extended period under Section 6.7.5, not only with respect to the number of vested shares of Common Stock for which each such Option or SAR is exercisable at the time of the Participant’s cessation of Service but also with respect to any other shares subject to that Option or SAR.

Section 7.    Stock Appreciation Rights.

7.1    In General. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, are authorized to grant SARs to eligible Participants. Each granted SAR shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The grant of an SAR provides the holder the right to receive the appreciation in value of shares of Common Stock between the date of grant and the date of exercise. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.

7.2    Exercise. An SAR may be exercised by a Participant by giving notice of intent to exercise to the Company to the extent that the SAR is then, by its terms, exercisable. Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or shares of Common Stock, as specified in the Award Document or determined by the Committee, an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date the SAR (or portion thereof) is exercised, of the shares covered by the SAR (or portion thereof) over (b) the Fair Market Value of the shares covered by the SAR (or a portion thereof) as of the date the SAR was granted.

7.3    Other Terms.

7.3.1    Term of SAR. Unless otherwise provided in the applicable Award Document at the time of grant, the term of an SAR will be ten years, and in any event shall not exceed ten years.

7.3.2    Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee at the time of grant.

7.3.3    Termination of Service. Unless otherwise provided by the Committee at the time of grant, SARs will be subject to the terms of Section 6.7 with respect to exercise following termination of Service.

Section 8.    Restricted Shares.

8.1    In General. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2 may grant Restricted Shares to eligible individuals and may impose conditions, including continued employment or performance conditions, on such shares as it deems appropriate. Each issued Restricted Share shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The terms and conditions applicable to a Restricted Share issuance, including the vesting periods and conditions, the form of consideration payable, if any, and the Company’s right to repurchase unvested Restricted Shares upon a Participant’s termination of employment shall be determined by the Committee; provided, however, that (a) in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Shares that are based on the achievement of “Qualifying Performance Criteria,” as defined in Section 10.3.2, and intended to satisfy the requirements of Section 162(m) of the Code, be subject to a performance period of less than one year and (b) no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Shares over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death, Permanent Disability or Retirement.

8.2    Stockholder Rights. Except as otherwise set forth in Section 8.2.2 below, elsewhere in the Plan or determined by the Committee in its sole discretion, the Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan, whether or not his or her interest in those shares is vested.

8.2.1    Voting; Change in Shares. The Participant shall have the right to vote with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the

Participant may have the right to receive with respect to his or her unvested shares by reason of any stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or by reason of any Change in Control, shall be issued subject to (a) the same vesting requirements applicable to his or her unvested shares and (b) such escrow arrangements as the Committee shall deem appropriate.

8.2.2    Cash and Stock Dividends. Cash dividends and stock dividends with respect to a Participant’s Restricted Shares shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The dividends so withheld and attributable to any particular Restricted Share (and interest thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends and interest, if applicable, upon the release of restrictions on such Restricted Share and, if such Restricted Share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or interest.

8.3    Unvested Shares May be Escrowed. Unvested Restricted Shares, including any unvested Restricted Shares purchased pursuant to the exercise of an Option, may, in the Committee’s discretion, be held in escrow by the Company until the Participant’s interest in such Restricted Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares.

8.4    Transferability of Shares. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Section 8. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. However, the Participant shall have the right to make a gift of unvested shares issued to him or her under this Section 8 to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Company a written agreement to be bound by all the provisions of the Plan, including without limitation this Section 8, and the Award Document applicable to the gifted shares.

Section 9.    Restricted Share Units. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, may grant Restricted Share Units to eligible individuals and may impose conditions, including continued employment or performance conditions, on such units as it may deem appropriate. Each granted Restricted Share Unit shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Share Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one share of Common Stock. Distributions may be made in cash and/or shares of Common Stock. All other terms governing Restricted Share Units, such as number of units granted, vesting, performance criteria, if any, time and form of payment and termination of units shall be set forth in the Award Document; provided, however, that (a) in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Share Units that is based on the achievement of Qualifying Performance Criteria, and intended to satisfy the requirements of Section 162(m) of the Code, be subject to a performance period of less than one year and (b) no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Share Units over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death, Permanent Disability or Retirement.

Section 10.    Miscellaneous Provisions.

10.1    Amendment and Termination of the Plan and Awards. Except as provided herein, the Board has complete and exclusive power and authority to amend, modify or terminate the Plan (or any component thereof) in any or all respects whatsoever at any time, provided, however, that stockholder approval shall be required for any amendment that (a) increases the total number of shares reserved for the purposes of the Plan and the maximum number of shares for which any one individual may be granted Awards for any given year under the Plan, except for permitted adjustments under Section 5.4 of the Plan, (b) expands the persons or class of persons eligible to receive Awards, or (c) materially increases the benefits accruing to Participants under the Plan, but only to the extent required by law or under the listing requirements of the NYSE or other exchange or market on which the Common Stock is at the time listed or admitted to trading.

No such amendment, modification or termination shall adversely affect the rights or obligations with respect to Awards then outstanding under the Plan, unless the Participant consents to such amendment, modification or termination except to the extent that the Committee reasonably determines that such amendment, modification or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any securities exchange or market on which the Common Stock is listed or admitted to trading. Notwithstanding the foregoing, an amendment to the Plan shall be subject to stockholder approval to the extent required by law or under the listing requirements of the NYSE or other market or exchange on which the Common Stock is at the time listed or admitted to trading.

10.2    Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Notwithstanding anything contained in the Plan to the contrary, the obligations of the Company under the Plan will be conditioned on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

10.3    Qualifying Performance-Based Compensation.

10.3.1    General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing at the time the Award is granted not later than ninety (90) days (or such shorter time as may be required by Section 162(m) of the Code) after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an Award may, to the extent specified in the Award Document, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

10.3.2    Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) after tax cash flow; (ii) earnings per-share; (iii) earnings before interest; taxes, depreciation and amortization (“EBITDA”); (iv) free cash flow; (v) return on capital; (vi) return on equity; (vii) return on average capital employed; (viii) sales; (iv) operating expenses as a percentage of sales; (x) gross profit; (xi) days’ purchases outstanding; (xii) days’ sales outstanding; (xiii) operating income; (xiv) growth in stockholder value relative to a peer group index; (xv) working capital; and (xvi) economic value added. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period, provided that the decision to make any such adjustment must occur at the time the applicable Award is granted: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

10.3.3    Section 162(m) Stockholder Re-Approval. If so determined by the Committee, the provisions of the Plan regarding performance-based compensation intended to be exempt from the application of Section 162(m) of the Code described in this Section 10.3.3 and elsewhere in the Plan shall be disclosed and re-approved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that the stockholders previously approved such provisions, in order for the Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 10.3.3, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

10.4    No Repricing. Other than in connection with a change in the Company’s capitalization (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, reverse stock split, extraordinary cash dividend, recapitalization, reclassification, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or any other event or transaction that affects the number or kind of shares of Common Stock outstanding, the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

10.5    Effective Date and Term of Plan.

10.5.1    Effective Date. The Plan became effective on August 31, 2006 (the Plan Effective Date, as defined in Section 1.2).

10.5.2    Term of the Plan. The Plan will continue in effect through and including the date which is the 10th anniversary of the Plan Effective Date, provided that any Award that is granted on or prior to such 10th anniversary may extend pursuant to its terms beyond that date.

10.6    No Employment or Service Rights. Neither the action of the Company in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any Subsidiary) for any period of specific duration, and the Company (or any Subsidiary retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause. Nothing in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

10.7    Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan with respect to Awards.

10.8    Representations; Legends. The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend that the Committee deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

10.9    Regulatory Matters. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Common Stock issued pursuant to it. All certificates for Common Stock or other securities delivered under the Plan shall be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, the NYSE or other exchange or market on which the Common Stock is at the time listed or admitted to trading, and any other applicable federal or state securities laws.

10.10    Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained in the Plan.

10.11    Committee Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Committee, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

10.11.1    the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

10.11.2    the Company’s By-laws (as the same may be amended and/or restated from time to time); and

10.11.3    any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

10.12    Deferrals. To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is still an employee. The Committee is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

10.13    Governing Law. The Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts of laws.

10.14    Successors and Assigns. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns and the Participants, the legal representatives of their estates, their heirs or legatees and their permitted assignees.

10.15    Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address last known by or on file with the Company, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via facsimile, on the date and at the time faxed with confirmation of delivery or, if mailed, on the date five days after the date of the mailing. Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

AIRGAS, INC. ATTN: INVESTOR RELATIONS 259 N. RADNOR-CHESTER RD SUITE 100 RADNOR, PA 19087-5283

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AIRGAS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees:
01) James W. Hovey
02) Michael L. Molinini
03) Paula A. Sneed
04) David M. Stout
The Board of Directors recommends you vote FOR proposals 2, 3 and 4:								For	Against	Abstain
2.	Approval of the Second Amended and Restated 2006 Equity Incentive Plan.							☐	☐	☐
3.	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm.							☐	☐	☐
4.	Advisory vote to approve executive compensation.							☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:
5.	A stockholder proposal regarding our classified Board of Directors.							☐	☐	☐
NOTE: In their discretion, vote upon such other matters as may properly come before the Meeting.
For address changes/comments, mark here. (see reverse for instructions)					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M48230-P28804

AIRGAS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AIRGAS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS, AUGUST 14, 2012

The undersigned holder of Common Stock of Airgas, Inc. hereby appoints Robert H. Young, Jr. and Robert M. McLaughlin, and each of them, as proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m. on August 14, 2012, at the Independence Seaport Museum, 211 S. Columbus Boulevard, Philadelphia, Pennsylvania, and at all postponements and adjournments thereof, as designated on the reverse side of this proxy, the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Meeting. If the undersigned is a participant in the Airgas, Inc. 401(k) Plan and has a portion of his interest in the plan invested in Airgas Common Stock, the undersigned also instructs the trustee of the trust to vote the shares attributable to the undersigned’s interest in the same manner shown on this proxy and in the discretion of the trustee upon such other business as may come before the Meeting, and if no instructions are given, the trustee will vote the shares in the same proportions as the shares for which voting instructions have been received.

SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED (I) “FOR” ALL THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, (II) “FOR” PROPOSALS 2, 3 AND 4, (III) “AGAINST” PROPOSAL 5 AND (IV) IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side